As filed with the Securities and Exchange Commission on March 16, 2005


                                                     Registration No. 333-118439

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 2 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT


                        UNDER THE SECURITIES ACT OF 1933


                     SOLUTION TECHNOLOGY INTERNATIONAL, INC.
                       (Name of Registrant in Our Charter)


           Delaware                        7372                 52-1988677
(State or Other Jurisdiction   (Primary Standard Industrial  (I.R.S. Employer
     of  Incorporation          Classification Code Number)  Identification No.)
       or Organization)


     5210 Chairmans Court                                Dan Jonson
           Suite 3                                    5210 Chairmans Court
     Frederick, MD 21703                                    Suite 3
        (301) 668-9600                                Frederick, MD 21703
 (Address and telephone number of Principal               (301) 668-9600
  Executive Offices and Principal Place of        (Name, address and telephone
          Business)                                number of agent for service)


                                    Copy to:
                              Ernest M. Stern, Esq.
                                Schiff Hardin LLP
                    1101 Connecticut Avenue, N.W., Suite 600
                             Washington, D.C. 20036
                                 (202) 778-6400


      Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                   ----------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     Subject to completion, dated March 16, 2005



                     SOLUTION TECHNOLOGY INTERNATIONAL, INC.
                  Spin-off of 3,067,933 Shares of Common Stock

      This prospectus relates to the distribution by dividend, or spin-off, to all of the stockholders of Mobilepro Corp. of 3,067,933 shares of Common Stock of Solution Technology International, Inc. ("STI"). STI is not selling any shares of Common Stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by STI.

      Holders of Mobilepro common stock will receive one share of STI Common Stock for every 96 shares of Mobilepro common stock that they hold. Holders of certain warrants to purchase common stock of Mobilepro will retain the right to receive the shares of STI Common Stock upon exercise of the warrant. Holders of less than 96 shares of Mobilepro common stock will not receive any shares of STI Common Stock. The 3,067,933 shares of Common Stock represent 6.6% of the total outstanding shares of Common Stock. After the spin-off, STI, will be an independent public company.

      You will be required to pay income tax on the value of the shares of Common Stock of STI received by you in connection with this distribution.

      Currently, no public market exists for Common Stock of STI. We can provide no assurance that a public market for our securities will develop and ownership of our securities is likely to be an illiquid investment.

      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

      PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 10.

      No underwriter or person has been engaged to facilitate the distribution of shares of Common Stock in this offering.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

      The information in this prospectus is not complete and may be changed. The dividend, or spin-off shall not occur until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to buy these securities in any state where the offer or sale is not permitted.


                The date of this prospectus is __________, 2005.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY...........................................................1

SUMMARY FINANCIAL INFORMATION................................................7

RISK FACTORS.................................................................9

THE DISTRIBUTION............................................................22

FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION.........................25

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
OR PLAN OF OPERATION .......................................................27

DESCRIPTION OF BUSINESS.....................................................38

MANAGEMENT..................................................................44

LEGAL PROCEEDINGS...........................................................49

PRINCIPAL SHAREHOLDERS......................................................50

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................52

DESCRIPTION OF SECURITIES...................................................53

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE ...................................................54

EXPERTS.....................................................................54

LEGAL MATTERS...............................................................54

AVAILABLE INFORMATION.......................................................54

FINANCIAL STATEMENTS.......................................................F-1


------------------------------------------------------------------------------

      Our audited financial statements for the fiscal year ended December 31, 2003 are contained herein.

                               PROSPECTUS SUMMARY

                                   OUR COMPANY

      Solution Technology International, Inc. ("STI") is a company that designs, develops, markets and supports a web-based, multi-language, multi-currency software solution ("SurSITE(R)") used by insurance and reinsurance companies to facilitate and support their most critical back-office business processes. The Company's reinsurance application is proprietary software for reinsurance management of complex reinsurance contract combinations throughout the entire reinsurance contract workflow. The process begins when an insurance company buys reinsurance by ceding (or transferring) a portion of its liability to one or more reinsurers. This is referred to in the industry as ceded business. Reinsurers can also buy reinsurance to spread the risk even further, which is referred to as retroceded business.


      Our initial multi-million dollar deployment and charter client, is an insurance and reinsurance consortium based in Zurich, Switzerland consisting of 26 European insurance and reinsurance companies of which Allianz (Swiss), Swiss Re, Winterthur Insurance Companies, Zurich Insurance Group, Basler and New Re are the six largest holders of ownership interests in the consortium. The member companies are using our software platform to produce direct insurance business and manage the reinsurance transactions of the produced direct insurance business. This consortium is our only client and has accounted for virtually all of our revenues to date.


      Following our initial success in achieving the deployment of our software, we obtained term sheets from venture capital firms in early 2003 for a multi-million dollar financing. For reasons unrelated to our business, however, the financing was not consummated. Given the difficult funding environment for private equity at that time, we were forced to implement a reduction in force while searching for alternative financing arrangements. Many of our most promising prospective customers would not enter into long-term business relationships with us until we solidified our financial position. As a result we experienced a precipitous decline in sales. During the nine months ended September 30, 2003, we had achieved $1,173,559 in sales. We generated only $6,900 in sales during the comparable nine month period in 2004. Although we obtained bridge financing which enabled us to continue operations, the bridge financing has been insufficient to expand operations enough to enable us to persuade our customers to commit to a deployment of the Company's software, thereby limiting our ability to achieve significant sales growth.


      Our accumulated deficit for the three year period ending September 30, 2004 is $3,978,354 which represents the combined losses resulting from research and development expenses and design of the original SurSITE(R) enterprise software and deployment at our charter client. Our independent accountants have indicated in their reports that there is substantial doubt about our ability to continue as a going concern due to our recurring losses from operations.

      On June 29, 2004, we received a $12 million financial commitment from Cornell Capital LLP ("Cornell Capital"). The Cornell Capital commitment has enabled us to begin scaling our operations and to begin re-engaging our existing and prospective customers.

      Under our agreement with Cornell Capital, we may issue and sell Common Stock to Cornell Capital for a total purchase price of up to $12.0 million. Subject to certain conditions, we will be entitled to commence drawing down on the Standby Equity Distribution Agreement when the sale of Common Stock under the Standby Equity Distribution Agreement is registered with the SEC and the authorization for quotation on the National Association of Securities Dealers OTC Bulletin Board is obtained, and for a period of two years thereafter. The purchase price for the shares will be equal to 97% of the market price, which is defined as the lowest volume weighted average price of the Common Stock during the five trading days following the notice date. There is no price below which the shares will not be sold as the common stock associated with the equity line has a market-price dependent feature without any set price floor. Consequently, the lower our price, the greater the number of shares we will have to issue to Cornell Capital. A cash fee equal to five percent (5%) of the cash proceeds of the draw down is also payable at the time of funding. To date, we have not drawn down on the Standby Equity Distribution Agreement. Other than the Standby Equity Agreement, no other financing agreement is currently available to us. The Standby Equity Distribution Agreement does not involve affiliated persons of STI, natural, or corporate.

      We are led by Dan L. Jonson, our sole officer and the founder of our Company. Mr. Jonson serves as the Chief Executive Officer and President of our Company, as well as a Director. We will need to hire additional experienced executive officers to help us achieve our objectives.



Proposed Distribution

      In August 2004, Mobilepro announced its intention to distribute STI Common Stock to its shareholders as of September 15, 2004 upon the effectiveness of required Securities and Exchange Commission filings and final approval by the Board of Directors of the terms and conditions of the distribution. Following the Distribution, Mobilepro will retain 2,053,922 shares of STI Common Stock.


Why Mobilepro Sent This Document To You

      Mobilepro Corp. sent you this document because you were an owner of Mobilepro common stock on the record date. This entitles you to receive a distribution of one share of Common Stock of Solution Technology International, Inc. ("STI Shares") for every 96 shares of Mobilepro you owned on that date. No action is required on your part to participate in the Distribution and you do not have to pay cash or other consideration to receive your STI Shares.

      This document describes STI's business, the relationship between Mobilepro and STI, and how this transaction benefits Mobilepro and its stockholders, and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the STI Shares that you will receive in the Distribution. You should be aware of certain risks relating to the Distribution and STI's business, which are described in this document beginning on page 10.


      Our principal office is located at 5210 Chairman's Court, Suite 3, Frederick, MD 21703; telephone number (301) 668-9600. Our website address is www.stius.com. The information on, or that can be accessed through, our website is not part of this prospectus.

                           Summary Of The Distribution

Distributing Company

      Mobilepro Corp., a Delaware corporation. As used in this prospectus, the term Mobilepro includes Mobilepro Corp. and its wholly-owned and majority-owned subsidiaries, other than STI, as of the relevant date, unless the context otherwise requires.

Distributed Company

      Solution Technology International, Inc., a Delaware corporation. As used in this prospectus, the terms STI, we, our, us and similar terms means Solution Technology International, Inc. and its wholly-owned and majority-owned subsidiaries, as of the relevant date, unless the context otherwise requires.

STI shares to be Distributed

      Mobilepro will distribute to Mobilepro stockholders an aggregate of 3,067,933 shares of Common Stock, par value $0.001 per share, of STI. Based on approximately 263,918,012 Mobilepro shares outstanding on the record date (assuming Mobilepro options and convertible securities are not exercised or converted prior to the record date) and warrants to purchase 30,603,537 Mobilepro shares, one STI Share will be distributed for approximately every 96 shares of Mobilepro common stock outstanding on the Record Date. (The Distribution ratio may change depending on the number of outstanding shares of Mobilepro common stock on the Record Date.) STI currently has 46,230,154 shares of Common Stock outstanding. The STI Shares to be distributed will constitute 6.6% of the STI Shares outstanding after the Distribution. Immediately following the Distribution, Mobilepro and its subsidiaries will still own 2,053,922 STI Shares.

Record Date

      If you owned at least 96 Mobilepro shares at the close of business on September 15, 2004 (the Record Date), then you will receive STI Shares in the Distribution. If you own fewer than 96 Mobilepro shares on the Record Date, then you will not receive any STI Shares or any other consideration.

Distribution Date

      We currently anticipate that the Distribution will occur near the effective date of the registration statement. If you are a record holder of Mobilepro stock, instead of physical stock certificates you will receive from STI's transfer agent shortly after the effective date of the registration statement a statement of your book entry account for the STI Shares distributed to you. If you are not a record holder of Mobilepro stock because such shares are held on your behalf by your stockbroker or other nominee, your STI Shares should be credited to your account with your stockbroker or other nominee after the effective date of the registration statement. Following the Distribution, you may request physical stock certificates if you wish, and instructions for making that request will be furnished with your account statement.

Distribution

      On the Distribution Date, the distribution agent identified below will begin distributing certificates representing our Common Stock to Mobilepro stockholders. You will not be required to make any payment or take any other action to receive your shares of our Common Stock. The distributed shares of our Common Stock will be freely transferable unless you are one of our affiliates or you are issued shares in respect of restricted shares of Mobilepro common stock.

Distribution Ratio

      Mobilepro will distribute to Mobilepro stockholders an aggregate of 3,067,933 shares of Common Stock of STI, based on approximately 263,918,012 Mobilepro shares outstanding on the record date and warrants to purchase 30,603,537 Mobilepro shares outstanding on the record date. Therefore, for every 96 shares of Mobilepro common stock that you own of record on September 15, 2004, you will receive one share of STI Common Stock. The Distribution ratio is subject to change depending upon the number of outstanding shares of Mobilepro common stock on the Record Date. If you own fewer than 96 shares of Mobilepro common stock, you will not receive STI Shares in the Distribution or any other consideration because the cost to Mobilepro to distribute either single shares (if Mobilepro were to round up) or fractional shares would be greater than the value Mobilepro shareholders of less than 96 shares would otherwise be entitled to receive in the Distribution. Mobilepro shareholders are not receiving shares of STI Common Stock on a one-for-one basis because STI's management has determined that a more modest capital structure and fewer outstanding shares of common stock would be more beneficial for stockholders.

Distribution Agent

      Interwest Transfer Corporation. Their address is 1981 East 4800 South, Suite 100, Salt Lake City, UT 84117. Their telephone number is (801) 272-9294.

Transfer Agent and Registrar for the STI Shares

      SunTrust Bank is the transfer agent and registrar for our common stock. Its address is 58 Edgewood Avenue, Room 225, Atlanta, GA 30303. Its telephone number is (404) 588-7622.

Fractional Shares Of Our Common Stock

      Mobilepro will not distribute any fractional shares of STI Common Stock. In lieu of distributing a fraction of a share of our Common Stock to any Mobilepro stockholder, fractional shares will be rounded up to the next highest whole number of shares (unless you own less than 96 shares, in which case you will not receive any STI Shares in the Distribution).

Trading Market

      We anticipate that our Common Stock will be traded on the Over -The-Counter Bulletin Board under the proposed symbol "_____." We expect that a market maker will apply for quotation on the Over-the-Counter Bulletin Board on our behalf prior to the Distribution. No trading market for our Common Stock currently exists. However, a trading market for the entitlement to receive shares of our Common Stock in the distribution, referred to as a when-issued market, may develop on or after the record date for the distribution.

Dividend Policy

      Mobilepro has not paid cash dividends in the past, and we anticipate that following the Distribution, neither STI nor Mobilepro will pay cash dividends. However, no formal action has been taken with respect to future dividends, and the declaration and payment of dividends by STI and Mobilepro will be at the sole discretion of their respective boards of directors.

Risk Factors

      The distribution and ownership of our Common Stock involve various risks. You should read carefully the factors discussed under Risk Factors beginning on page 10. Several of the most significant risks of the Distribution include:

      o Substantial sales of STI Shares may have an adverse impact on the trading price of the STI Common Stock.

      o There has not been a prior trading market for STI Shares and a trading market for the STI Shares may not develop.

Federal Income Tax Consequences

      Mobilepro and STI do not intend for the Distribution to be tax-free for U.S. federal income tax purposes. You will be required to pay income tax on the value of your shares of STI Common Stock received as a dividend. We expect that the dividend will be taxed as ordinary income to the extent of the value of the shares you receive. You are advised to consult your own tax advisor as to the specific tax consequences of the Distribution.

Our Relationship With Mobilepro After The Distribution

      Prior to the Distribution, Mobilepro and STI had no prior business relationship, except for the services provided by Mobilepro to STI pursuant to a Business Development Agreement. As part of the consideration for the services provided in that Business Development Agreement, Mobilepro received 5,121,855 shares of Common Stock. Going forward, we intend to work with Mobilepro on several things including bandwidth provisioning and web hosting services.

Board of Directors of STI

      No directors of Mobilepro serve as directors of STI. STI's Board of Directors currently consists of five (5) members.

Management of STI

      No current executive officers of Mobilepro serve as executive officers of STI. Mr. Dan L. Jonson serves as Chief Executive Officer and President of our Company and will continue to serve in those capacities after the Distribution.

Stockholder Inquiries

      Any persons having inquiries relating to the distribution should contact the Shareholder Services department of the distribution agent at (801) 272-9294 or STI, in writing at 5210 Chairmans Court, Suite 3, Frederick, MD 21703,
Attention: Investor Relations, or by telephone at (301) 668-9600.

                          SUMMARY FINANCIAL INFORMATION

      The following information was taken from STI's financial statements for the nine-month periods ended September 30, 2004 (unaudited) and September 30, 2003 (unaudited) and the years ended December 31, 2003 (audited) and December 31, 2002 (audited) appearing elsewhere in this filing. This information should be read in conjunction with such financial statements and the notes thereto. In management's opinion all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included.

                                                For the            For the
                                               Nine Months       Nine Months          For the             For the
                                                 Ended              Ended           Year Ended          Year Ended
                                             September 30,       September 30,      December 31,        December 31,
                                                  2004              2003                2003               2002
                                              (Unaudited)        (Unaudited)         (Audited)          (Audited)
                                              -----------        -----------        -----------        -----------
Statement of Operation Data:
Operating Revenues
  Sales                                       $     6,900        $ 1,173,559        $ 1,309,686        $ 2,400,930
Total Cost of Sales                               184,313            682,925            688,300          1,723,551
                                              -----------        -----------        -----------        -----------
Operating Expenses
  Total Operating Expenses                        695,010            889,009          1,095,765            980,391
                                              -----------        -----------        -----------        -----------

Other Income (Expense)
  Interest income                                     158              1,023              1,214              2,997
  Interest expense                               (103,885)           (87,046)          (146,383)           (35,019)
    Total Other Income (expense)                 (103,727)           (86,023)          (145,169)           (45,024)

  Net Loss Applicable to Common Shares        $  (976,150)       $  (484,398)       $  (619,548)       $  (348,036)
                                              ===========        ===========        ===========        ===========
  Net Loss per Basic and Diluted Shares       $     (0.02)       $     (0.01)       $     (0.02)       $     (0.01)
                                              ===========        ===========        ===========        ===========
    Weighted Average Number of
    Common Stock Shares Outstanding            42,095,367         39,057,900         39,059,700         39,059,700
                                              ===========        ===========        ===========        ===========

                                                     September 30,     September 30,     December 31,       December 31,
                                                         2004              2003              2003              2002
Balance Sheet Data:                                   (Unaudited)      (Unaudited)        (Audited)          (Audited)
                                                     -----------        -----------      -----------        -----------
Assets
    Total Assets                                     $ 1,051,401        $ 1,186,584      $ 1,066,445        $ 1,146,054
                                                     ===========        ===========      ===========        ===========
Liabilities
    Total Current Liabilities                        $ 1,539,686        $ 1,678,316      $ 1,706,565        $ 1,241,521
                                                     -----------        -----------      -----------        -----------
    Total Long-term Liabilities                        1,117,628            153,881          140,643             65,748
                                                     -----------        -----------      -----------        -----------
      Total Stockholders' Equity (Deficit)            (1,606,913)          (645,613)        (780,763)          (161,215)

                                                     -----------        -----------      -----------        -----------
      Total Liabilities And Stockholders' Deficit    $ 1,050,401        $ 1,186,584      $ 1,066,445        $ 1,146,054
                                                     ===========        ===========      ===========        ===========

                                  RISK FACTORS


      WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT. THE RISKS DESCRIBED BELOW ARE NOT THE ONLY ONES WE FACE. ADDITIONAL RISKS THAT WE CURRENTLY DO NOT KNOW ABOUT OR THAT WE CURRENTLY BELIEVE TO BE IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS.


                          RISKS RELATED TO OUR BUSINESS

WE ARE AN EARLY-STAGE COMPANY WITH AN UNPROVEN BUSINESS MODEL, A NEW AND UNPROVEN SOFTWARE TECHNOLOGY MODEL AND A SHORT OPERATING HISTORY, WHICH MAKES IT DIFFICULT TO EVALUATE OUR CURRENT BUSINESS AND FUTURE PROSPECTS AND MAY INCREASE THE RISK OF YOUR INVESTMENT.

      We have only a limited operating history upon which to base an evaluation of our current business and future prospects. Although we were founded in 1993, we began offering our SurSITE software products in 2003. We were subsequently forced to scale back our sales efforts due to our limited capital and, as a result, experienced a corresponding loss of sales. Our limited operating history makes an evaluation of our business and prospects very difficult. You must consider our business and prospects in light of the risks and difficulties we encounter as an early-stage company in the rapidly evolving market of reinsurance contract management. These risks and difficulties include, but are not limited to, the following:

      o     our new and unproven business and software models;

      o a limited number of service offerings and risks associated with developing new product and service offerings;

      o the difficulties we face in managing rapid growth in personnel and operations;

      o a failure of our physical infrastructure or internal systems caused by a denial of service, third-party attack, employee error or malfeasance, or other causes;

      o a general failure of the Internet that impairs our ability to deliver our service;

      o     a loss or breach of confidentiality of customer data;

      o the negative impact on our brand, reputation or trustworthiness caused by any significant unavailability of our service;

      o the systematic failure of a core component of our service from which it would be difficult for us to recover;

      o the timing and success of new service introductions and new technologies by our competitors; and

      o     our ability to build brand awareness in a highly competitive market.

      We may not be able to successfully address any of these risks or others. Failure to adequately do so could seriously harm our business, damage our ability to retain existing customers or obtain new customers and cause our operating results to suffer.

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING.

      We have historically lost money. In the nine months ended September 30, 2004, we sustained net losses of $976,150. In the year's ended December 31, 2003 and December 31, 2002, we sustained net losses of $619,548 and $348,036, respectively. Future losses are likely to occur. Accordingly, we may experience liquidity and cash flow problems if we are not able to raise additional capital as needed and on acceptable terms. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

      We have a limited operating history upon which to evaluate our business plan and prospects. If we are unable to draw down on the Standby Equity Distribution Agreement provided by Cornell Capital or find alternative financing on commercially reasonable terms, or generate revenue from the sales of our products and services, we could be forced to curtail or cease our operations.

      We have generated limited revenue from operations. If we do not begin generating more revenue, we may have to cease operations. At December 31, 2003, we had an accumulated deficit of $3,002,204. In order to become profitable, we will need to generate revenues to offset our cost of research and development and general and administrative expenses. We may not achieve or sustain our revenue or profit objectives and our losses may increase in the future and ultimately, we may have to cease operations.

      Our operating results are impossible to predict because we have limited operations. As a result, we cannot determine if we will be successful in our proposed plan of operation. Accordingly, we cannot determine what the future holds for our proposed plan of business. As such an investment in our business is extremely risky and could result in the entire loss of your investment.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO CONTINUE OUR OPERATIONS.

      Unless we can become profitable with the existing sources of funds we have available and our sales efforts, we will require additional capital to sustain operations and we may need access to additional capital or additional debt financing to expand our business. In addition, to the extent that we have a working capital deficit and cannot offset the deficit from profitable operations we may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. We cannot assure you that financing, whether from external sources or related parties, will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to reduce the pace of business operations. Any of these events could be materially harmful to our business and may result in a lower stock price.


OUR BORROWING COSTS UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT WITH CORNELL CAPITAL ARE HIGH.

      Borrowing from Cornell Capital involves high costs. For example, we will pay Cornell Capital a $60,000 structuring fee, a $2,500 due diligence fee, and five percent of the amount of each advance as a commitment fee. We also will incur the expense of obtaining any opinions of counsel required for Cornell Capital to sell the shares it receives. We will not be able to draw down on the Standby Equity Distribution Agreement once Cornell Capital owns 9.9% of our outstanding common stock. We do not know at what level of drawdowns the 9.9% ownership threshold will be met, as the number of shares issued will depend on the market price at the time of the issuance. The maximum advance amount is $350,000 per request.


THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN DUE TO RECURRING LOSSES AND WORKING CAPITAL SHORTAGES, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING.

      The report of our independent accountants on our September 30, 2004 financial statements, as noted in Note 16 and our December 31, 2003 financial statements, as noted in Note 13 each included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to our recurring losses from operations.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO RESELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS.

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

      o     With a price of less than $5.00 per share;

      o     That are not traded on a "recognized" national exchange;

      o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

      o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

      An evaluation of our business is difficult because we have no operating history. We face a number of risks encountered by companies in our sector, including:

      o Our need to introduce reliable service that meet the demanding needs of customers

      o Our need to rapidly increase our marketing, sales and support organizations, as well as our distribution channels;

      o Our capacity to anticipate and respond to market competition and technological change;

      o     The uncertainty of market acceptance of our service;

      o     Our need to manage growing operations;

OUR LIMITED OPERATING HISTORY MAY IMPEDE ACCEPTANCE OF OUR SERVICE BY MEDIUM-SIZED AND LARGE CUSTOMERS AND THEREFORE OUR ABILITY TO GENERATE REVENUE.


      Our ability to increase revenue and achieve profitability depends, in large part, on widespread acceptance of our service by medium-sized and large businesses. Our efforts to sell to these customers may not be successful. In particular, because we are a relatively new company with a limited operating history, these target customers may have concerns regarding our viability and may prefer to purchase critical software applications from one of our larger, more established competitors. Even if we are able to sell our service to these types of customers, they may insist on additional assurances from us that we will be able to provide adequate levels of service, which could harm our business. Our prospective customers have expressed such concerns in the past, and our inability to address their concerns has hampered our growth. Additionally, each successive failure to deliver the desired services, or delay in delivering services to customers, further undermines our credibility in the marketplace and ability to sell our software. Delays also allow our customers to erode any technological lead we may have in our product.


AS MORE OF OUR SALES EFFORTS ARE TARGETED AT LARGER ENTERPRISE CUSTOMERS, OUR SALES CYCLE MAY BECOME MORE TIME-CONSUMING AND EXPENSIVE, POTENTIALLY DIVERTING RESOURCES AND HARMING OUR BUSINESS.

      As we target more of our sales efforts at larger enterprise customers, we will face greater costs, longer sales cycles and less predictability in completing some of our sales. In this market segment, the customer's decision to use our service may be an enterprise-wide decision and, if so, these types of sales would require us to provide greater levels of education to prospective customers regarding the use and benefits of our service. In addition, larger customers may demand more customization, integration services and features. As a result of these factors, these sales opportunities may require us to devote greater sales support and professional services resources to individual sales, driving up costs and time required to complete sales and diverting sales and professional services resources to a smaller number of larger transactions.

OUR FUTURE FINANCIAL PERFORMANCE WILL DEPEND ON THE INTRODUCTION AND WIDESPREAD ACCEPTANCE OF NEW FEATURES TO, AND ENHANCED EDITIONS OF, OUR SERVICE.

      Our future financial performance will depend on our ability to develop and introduce new features to, and new editions of, our service. The success of new features and editions depends on several factors, including the timely completion, introduction and market acceptance of the feature or edition. Failure in this regard may significantly impair our revenue growth. In addition, the market for our service may be limited if prospective customers, particularly large customers, require customized features or functions that are incompatible with our application delivery model. If we are unable to develop new features or enhanced editions of our service that achieve widespread levels of market acceptance, our sales and reputation could suffer, particularly if we have been successful in meeting our goal of establishing our products as market leaders. If prospective customers require customized features or functions, our costs could increase and our reputation and sales could be harmed.


IF WE WERE TO LOSE THE SERVICES OF DAN JONSON, WE MAY NOT BE ABLE TO EXECUTE OUR BUSINESS STRATEGY.

      Until we broaden our executive team, our future success depends almost completely upon the continued service of Dan Jonson, our Chief Executive Officer, President and sole executive officer. Mr. Jonson is critical to the overall management of our company as well as the development of our software, our sales and marketing and our strategic direction. Mr. Jonson's an at-will employee who is working without an employment contract. Further, we do not maintain any key-person life insurance policies. The loss of Mr. Jonson would likely seriously harm our business.


MANAGEMENT AND DIRECTORS OF THE COMPANY HAVE A SIGNIFICANT PERCENTAGE OF THE FULLY DILUTED NUMBER OF COMMON SHARES AND SUCH CONCENTRATION OF OWNERSHIP MAY HAVE THE EFFECT OF DELAYING OR PREVENTING A CHANGE OF CONTROL OF OUR COMPANY.


      Our Chief Executive Officer, Dan Jonson, beneficially owns 58.1% of our common stock. An additional 23.7% of our common stock is beneficially owned by two of our directors. As a result, these management and director equity holders will have significant influence in matters requiring stockholder approval, including the election and removal of directors, the approval of significant corporate transactions, such as any merger, consolidation or sale of all or substantially all of the Company's assets, and the control of the management and affairs of the Company. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of our Company, impeding a merger, consolidation, takeover or other business combination involving the Company or discouraging a potential acquirer from attempting to obtain control of the Company.

IF WE FAIL TO DEVELOP OUR BRAND COST-EFFECTIVELY, OUR BUSINESS MAY SUFFER.

      We believe that developing and maintaining awareness of our brand in a cost-effective manner is critical to achieving widespread acceptance of our existing and future services, is an important element in attracting new customers and critical to our goal of being perceived as a market leader. Furthermore, we believe that the importance of brand recognition will increase as competition in our market develops. Successful promotion of our brand will depend largely on the effectiveness of our marketing efforts and on our ability to provide reliable and useful services at competitive prices. In the past, our efforts to build our brand have involved significant expense. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incurred in building our brand. If we fail to successfully promote and maintain our brand, or incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, and our financial results could suffer.

ANY FAILURE TO ADEQUATELY EXPAND OUR DIRECT SALES FORCE WILL IMPEDE OUR GROWTH AND OUR ABILITY TO GENERATE SALES.


      We expect to be substantially dependent on a direct sales force to obtain new customers, particularly large enterprise customers, and to manage our customer base. We believe that there is significant competition for direct sales personnel with the advanced sales skills and technical knowledge we need. Our ability to achieve significant growth in revenue in the future will depend, in large part, on our success in recruiting, training and retaining sufficient direct sales personnel. New hires require significant training and may, in some cases, take more than a year before they achieve full productivity. Our recent hires and planned hires may not become as productive as we would like, and we may be unable to hire sufficient numbers of qualified individuals in the future in the markets where we do business. If we are unable to hire and develop sufficient numbers of productive sales personnel, sales of our service will suffer. Additionally, our financial resources have limited our ability to recruit employees, partners and customers. Many of our potential employees, partners and customers have expressed the same reluctance to join our company until such time as our financial resources are more secure. Until we begin drawing on the Standby Equity Distribution Agreement, or generate significant revenue from customer contracts, we believe this problem will persist.


SALES TO CUSTOMERS OUTSIDE THE UNITED STATES EXPOSE US TO RISKS INHERENT IN INTERNATIONAL SALES.

      Sales in Europe represented almost all of our total revenue in fiscal year 2003 and 2002. We intend to expand our domestic and international sales efforts. As a result, we will be subject to risks and challenges that we would otherwise not face if we conducted our business only in the United States. These risks and challenges include:

      o     laws and business practices favoring local competitors;

      o     more established competitors with greater resources;

      o compliance with multiple, conflicting and changing governmental laws and regulations, including tax, privacy and data protection laws and regulations;

      o     different pricing environments;

      o     difficulties in staffing and managing foreign operations;

      o longer accounts receivable payment cycles and other collection difficulties; and

      o     regional economic and political conditions.

      These factors could harm our future international sales.

WE MAY NOT BE ABLE TO EFFECTIVELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, WHICH COULD HARM OUR BUSINESS BY MAKING IT EASIER FOR OUR COMPETITORS TO DUPLICATE OUR SERVICES.

      Our success depends on our ability to protect our proprietary rights to the technologies used to implement and operate our software in the United States and in foreign countries. In the event that a third party breaches the confidentiality provisions or other obligations in one or more of our agreements or misappropriates or infringes on our intellectual property or the intellectual property licensed to us by third parties, our business would be seriously harmed. To protect our proprietary rights, we rely on a combination of trade secrets, confidentiality agreements and other contractual provisions and agreements, copyright and trademark laws, which afford STI limited protection. The measures we take to protect our proprietary rights may not be adequate.

WE MAY NOT EFFECTIVELY MANAGE THE GROWTH NECESSARY TO EXECUTE OUR BUSINESS PLAN, WHICH COULD ADVERSELY AFFECT THE QUALITY OF OUR OPERATIONS, OUR COSTS AND OUR ABILITY TO GENERATE PROFITS.

      In order to achieve the critical mass of business activity necessary to successfully execute our business plan, we must significantly increase the number of strategic partners and customers that use our software. This growth will place significant strain on our personnel, systems and resources. We also expect that we will continue to hire employees, including technical, management-level employees, and sales staff for the foreseeable future. This growth will require us to improve management, technical, information and accounting systems, controls and procedures. We may not be able to maintain the quality of our operations, control our costs, continue complying with all applicable regulations and expand our internal management, technical information and accounting systems in order to support our desired growth. We cannot be sure that we will manage our growth effectively, and our failure to do so could cause us to reduce or cease operations.

      We depend on recruiting and retaining qualified personnel and our inability to do so would seriously harm our business. Because of the technical nature of our services and the market in which we compete, our success depends on the continued services of our current executive officers and our ability to attract and retain qualified personnel with significant expertise. New employees generally require substantial training, which requires significant resources and management attention. Even if we invest significant resources to recruit, train and retain qualified personnel, we may not be successful in our efforts.

STI STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION IF FUTURE EQUITY OFFERINGS ARE USED TO FUND OPERATIONS OR ACQUIRE BUSINESSES.

      If working capital or future acquisitions are financed through the issuance of equity securities, such as through the Standby Equity Distribution Agreement with Cornell Capital Partners, STI stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of the STI Shares. Further, the conversion of outstanding debt obligations into equity securities, such as the debentures held by Cornell Capital Partners, could have a dilutive effect on STI shareholders.

      We may issue a substantial number of shares of our common stock without investor approval. Any such issuance of our securities in the future could reduce an investor's ownership percentage and voting rights in our company and further dilute the value of your investment.

NEW SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT. THE NUMBER OF SHARES ISSUABLE UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT HAVE A MARKET PRICE DEPENDENT FEATURE WITHOUT ANY FLOOR.

      If we utilize the funds available pursuant to the Standby Equity Distribution Agreement, Cornell Capital may purchase shares of our common stock thereunder. The subsequent sale of such shares by Cornell Capital could cause significant downward pressure on the price of our common stock. This is especially the case if the shares being placed into the market exceed the market's demand for our common stock. As the stock price of our common stock declines, Cornell Capital will be entitled to receive an increasing number of shares under the Standby Equity Distribution Agreement. The sale of such increasing number of shares by Cornell Capital could cause further downward pressure on the stock price to the detriment and dilution of existing investors, as well as investors in this offering.

      Further, there is no maximum number of shares we might be required to issue under securities with market-price based conversion or exercise prices, such as securities issued in connection with the Standby Equity Distribution Agreement, except for the 9.9% limitation on Cornell Capital's ownership interest in STI at any one time. The chart below illustrates the number of shares that would be issuable to Cornell Capital, at varying prices.

-------------------------- ------------ ------------- ------------ ------------
Price at which stock
converts                   $0.05        $0.10         $0.15        $0.20
-------------------------- ------------ ------------- ------------ ------------
Total amount issuable
under SEDA                 $12 million  $12 million   $12 million  $12 million
-------------------------- ------------ ------------- ------------ ------------
Number of shares issuable
to Cornell Capital         240 million  120 million   80 million   60 million
-------------------------- ------------ ------------- ------------ ------------

      Additionally, over time, Cornell Capital may acquire and sell a number of shares that far exceeds the 9.9% limitation, through the continual purchase and sale of shares.


IF CORNELL CAPITAL SELLS PART OR ALL OF ITS SHARES OF COMMON STOCK IN THE MARKET, SUCH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE.

      After this registration statement is declared effective by the SEC, we may be required to register the shares issuable to Cornell Capital pursuant to the Standby Equity Distribution Agreement. If and when that registration statement were to be declared effective by the SEC, Cornell Capital would be permitted to sell in the public market common stock issuable to it pursuant to the Standby Equity Distribution Agreement. Such sales may cause our stock price to decline.

IF CORNELL CAPITAL WERE TO SELL A MATERIAL AMOUNT OF COMMON STOCK THE SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR STOCK CAUSED BY THOSE SALES COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FURTHER DECLINE OF OUR STOCK PRICE.


      In many circumstances the provision of a Standby Equity Distribution Agreement for companies that are traded on the OTCBB has the potential to cause a significant downward pressure on the price of common stock. This is especially true if the shares being placed into the market exceed the ability of the market to absorb the increased stock or if STI has not performed in such a manner to show that the equity funds raised will be used to grow the Company. This could result in further downward pressure on the price of our common stock.

      Under the terms of our Standby Equity Distribution Agreement, we may request numerous draw downs. As a result, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. Persons engaging in short-sales, sell shares that they do not own, and at a later time purchase shares to cover the previous sales. To the extent the stock price declines between the time the person sells the shares and subsequently purchases the shares, the person engaging in short-sales will profit from the transaction, and the greater the decline in the stock, the greater the profit to the person engaging in such short-sales. By contrast, a person owning a long position in a stock, such as an investor purchasing shares in this offering, first purchases the shares at the then prevailing market price. If the stock price declines while the person owns the shares, then upon the sale of such shares the person maintaining the long position will incur a loss, and the greater the decline in the stock price, the greater the loss which is incurred by the person owning a long-position in the stock. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so, which in turn may cause long holders of the stock to sell their shares, thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, the price will decline. It is not possible to predict if the circumstances whereby short sales could materialize or to what extent the share price could drop.

WE WILL NOT BE ABLE TO DRAW DOWN UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT IF CORNELL CAPITAL HOLDS MORE THAN 9.9% OF OUR COMMON STOCK.

      In the event Cornell Capital holds more than 9.9% of the then-outstanding common stock of our company, we may be unable to draw down on the Standby Equity Distribution Agreement. Currently, Cornell Capital does not beneficially own any shares of our common stock. If we are unable to draw down on the Standby Equity Distribution Agreement, are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations.

                       RISKS RELATING TO THE DISTRIBUTION

SUBSTANTIAL SALES OF STI SHARES MAY HAVE AN ADVERSE IMPACT ON THE TRADING PRICE OF THE STI COMMON STOCK

      After the Distribution, some STI stockholders may decide that they do not want shares in our company, and may sell their STI common stock following the Distribution.

      Based on the number of shares of Mobilepro common stock anticipated to be outstanding on the record date, Mobilepro will distribute to Mobilepro stockholders a total of approximately 3,067,933 STI Shares. Under the United States federal securities laws, substantially all of these shares may be resold immediately in the public market, except for (i) STI Shares held by affiliates of STI or (ii) shares which are issued in respect of restricted shares of Mobilepro common stock. STI cannot predict whether stockholders will resell large numbers of STI Shares in the public market following the Distribution or how quickly they may resell these STI Shares. If STI stockholders sell large numbers of STI Shares over a short period of time, or if investors anticipate large sales of STI Shares over a short period of time, this could adversely affect the trading price of the STI Shares.

THERE HAS NOT BEEN ANY PRIOR TRADING MARKET FOR THE STI SHARES AND A TRADING MARKET FOR THE STI SHARES MAY NOT DEVELOP

      There is no current trading market for the STI Shares, although a when-issued trading market may develop prior to completion of the Distribution. We anticipate that the STI Shares will be listed on the Over-the-Counter Bulletin Board under the proposed symbol "_____."

      STI Shares may not be actively traded or the prices at which the STI Shares will trade may be low. Some of the Mobilepro stockholders who receive STI Shares may decide that they do not want shares in a company which is in the enterprise software business, and may sell their STI Shares following the Distribution. This may delay the development of an orderly trading market in the STI Shares for a period of time following the Distribution. Until an orderly market develops, the prices at which the STI Shares trade may fluctuate significantly and may be lower than the price that would be expected with a fully developed market. Prices for STI Shares will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, STI's results of operations, what investors think of STI and its industry, changes in economic conditions in the financial services industry, and general economic and market conditions. Market fluctuations could have a material adverse impact on the trading price of the STI Shares.

HOLDERS OF LESS THAN 96 SHARES OF MOBILEPRO COMMON STOCK WILL NO LONGER HOLD ANY INTEREST IN THE ASSETS THAT MOBILEPRO WILL TRANSFER TO STI AS A RESULT OF THE DISTRIBUTION

      If you own less than 96 shares of Mobilepro common stock, you will not receive any STI Shares in the Distribution.

THE DISTRIBUTION MAY CAUSE THE TRADING PRICE OF MOBILEPRO COMMON STOCK TO
DECLINE

      Following the Distribution, Mobilepro's common stock will continue to be listed and traded on the Over-the-Counter Bulletin Board under the symbol "MOBL." As a result of the Distribution, the trading price of Mobilepro common stock immediately following the Distribution may be lower than the trading price of Mobilepro common stock immediately prior to the Distribution. Further, the combined trading prices of Mobilepro common stock and the STI Shares after the Distribution may be less than the trading price of Mobilepro common stock immediately prior to the Distribution.

THE DISTRIBUTION OF STI SHARES MAY RESULT IN SUBSTANTIAL TAX LIABILITY

      You will be required to pay income tax on the value of your shares of STI Common Stock received as a dividend. The dividend will be taxed as ordinary income to the extent of the value of the shares you receive. You are advised to consult your own tax advisor as to the specific tax consequences of the Distribution.

OUR COMMON STOCK HAS NEVER BEEN TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP.

      Before this offering, our common stock was privately held. We expect that our common stock may be thinly traded compared to larger more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

Questions And Answers About The Distribution

      The following section answers various questions that you may have with respect to the pro rata distribution to Mobilepro stockholders of the approximately 6.6% of the outstanding shares of STI Common Stock. We refer to this distribution as the Distribution.

Q: When Will The Distribution Occur?

      A: Mobilepro currently anticipates completing the Distribution on or about the effective date of the registration statement. The record date for the distribution is September 15, 2004.

Q: What Will I Receive As A Result Of The Distribution?

      A: For every 96 shares of Mobilepro common stock that you owned of record on September 15, 2004, you will receive one share of STI Common Stock.

      Mobilepro will distribute the STI shares by book entry. If you are a record holder of Mobilepro stock, instead of physical stock certificates, you will receive from STI's transfer agent shortly after the effective date of the registration statement, a statement of your book entry account for the STI shares distributed to you. Following the Distribution, you may request physical stock certificates if you wish, and instructions for making that request will be furnished with your account statement. If you are not a record holder of Mobilepro stock because your shares are held on your behalf by your stockbroker or other nominee, your STI shares should be credited to your account with your stockbroker or nominee after the effective date of the registration statement.

Q: What Do I Have To Do To Receive My STI Shares?

      A: Nothing. Your STI shares will be either reflected in an account statement that STI's transfer agent will send to you shortly after the effective date of the registration statement or credited to your account with your broker or nominee after the effective date of the registration statement.

Q: When Will I Receive My STI Shares?

      A: If you hold your Mobilepro shares in your own name, your account statement will be mailed to you after the effective date of the registration statement. You should allow several days for the mail to reach you.

      If you hold your Mobilepro shares through your stockbroker, bank or other nominee, you are probably not a stockholder of record and your receipt of STI shares depends on your arrangements with the nominee that holds your Mobilepro shares for you. Mobilepro anticipates that stockbrokers and banks generally will credit their customers' accounts with STI shares after the effective date of the registration statement, but you should check with your stockbroker, bank or other nominee.

Q: Where Will My STI Shares Be Traded?

      A: We anticipate that STI's shares will be listed on the Over-the-Counter Bulletin Board under the proposed symbol "___." However, no assurance can be given that the Over-the Counter Bulletin Board will accept STI shares for listing. Trading of the STI shares may commence on a when-issued basis prior to the distribution.

Q:  What If I Want To Buy Or Sell Mobilepro Shares Or STI Shares?

      A: You should consult with your own financial advisors, such as your stockbroker, bank or tax advisor. Neither STI nor Mobilepro makes recommendations on the purchase, retention or sale of shares of Mobilepro common stock or STI Common Stock.

      The shares distributed to you on the date of the Distribution may be traded immediately.

      If you do decide to buy or sell any shares, you should make sure your stockbroker, bank or other nominee understands whether you want to buy or sell Mobilepro common stock or STI Common Stock, or both. The following information may be helpful in discussions with your stockbroker, bank or other nominee.

      There is not currently a public market for the STI Common Stock, although a when-issued market may develop prior to completion of the Distribution. When-issued trading refers to a transaction made conditionally because the security has been authorized but is not yet issued or available. Even though when-issued trading may develop, none of these trades would settle prior to the effective date of the Distribution, and if the Distribution does not occur, all when-issued trading will be null and void. On the first trading day following the date of the Distribution, when-issued trading in respect of STI's Common Stock will end and regular-way trading will begin. Regular-way trading refers to trading after a security has been issued and typically involves a transaction that settles on the third full business day following the date of a transaction. We anticipate that STI's shares will be listed on the Over-the-Counter Bulletin Board under the proposed symbol "____."

      Mobilepro's common stock may also trade on a when-issued basis on the Over-the-Counter Bulletin Board, reflecting an assumed post-Distribution value for Mobilepro common stock. When-issued trading in Mobilepro common stock, if available, could last from on or about the later to occur of (1) the record date or (2) the effectiveness of the registration statement filed by STI with the Securities and Exchange Commission, through the effective date of the Distribution. If when-issued trading in Mobilepro common stock is available, Mobilepro stockholders may trade Mobilepro common stock prior to the effective date of the Distribution in either the when-issued market or in the regular market for Mobilepro common stock. If a stockholder trades in the when-issued market, he will have no obligation to transfer to a purchaser of Mobilepro common stock the STI Common Stock that he receives in the Distribution. If a stockholder trades in the regular market, the shares of Mobilepro common stock traded will be accompanied by due bills representing the STI Common Stock to be distributed in the Distribution. If when-issued trading in Mobilepro common stock is not available, neither the Mobilepro common stock nor the due bills may be purchased or sold separately during the period from the record date through the effective date of the Distribution. If a when-issued market for Mobilepro common stock develops, an additional listing for Mobilepro common stock will appear on the Over-the-Counter Bulletin Board. Differences will likely exist between the combined value of when-issued STI Common Stock plus when-issued Mobilepro common stock and the price of Mobilepro common stock during this period.

      Purchases and sales of Mobilepro common stock with the right to receive shares of STI Common Stock should generally settle in the customary three-business day settlement period. Purchases and sales of Mobilepro common stock without the right to receive shares of the STI Common Stock and purchases and sales of STI Common Stock without the right to receive Mobilepro common stock are expected to settle four business days following the date account statements for the STI shares are mailed. You should check with your stockbroker, bank or other nominee for details.

Q: How Will The Distribution Affect The Amount Of Cash Dividends On My Mobilepro Shares?

      A: Mobilepro has not paid cash dividends in the past, and we anticipate that following the Distribution, neither STI nor Mobilepro will pay cash dividends. However, no formal action has been taken with respect to future dividends, and the declaration and payment of dividends by STI and Mobilepro will be at the sole discretion of their respective boards of directors.

Q:  Will I Have To Pay Taxes On The STI Shares That I Receive?

      A: Yes. You will be required to pay income tax on the value of your shares of STI Common Stock received as a dividend. We expect that the dividend will be taxed as ordinary income to the extent of the value of the shares you receive. In addition, you will have to pay taxes on any shares that you receive as a result of the rounding up of fractional shares. You are advised to consult your own tax advisor as to the specific tax consequences of the Distribution.

Q: Will There Be Any Change In The United States Federal Tax Basis Of My Mobilepro Shares As A Result Of The Distribution?

      A: Yes, your tax basis in your Mobilepro shares will be reduced. If you are the record holder of your Mobilepro shares, you will receive information with your account statement that will help you calculate the adjusted tax basis for your Mobilepro shares, as well as the tax basis for your STI shares. If you are not the record holder of your Mobilepro shares because your shares are held on your behalf by your stockbroker or other nominee, you should contact your stockbroker or nominee for help in determining the tax basis for your Mobilepro shares, as well as the tax basis for your STI shares.

Q:  Where Can I Get More Information?

      A: If you have any questions relating to the mechanics of the Distribution and the delivery of account statements, you can contact the Distribution Agent:

         Interwest Transfer Corporation
         1981 East 4800 South
         Suite 100
         Salt Lake City, UT  84117
         (801) 272-9294

      For other questions related to the Distribution or Mobilepro, please contact:

         Mobilepro Corp.
         6701 Democracy Blvd.
         Suite 300
         Bethesda, MD  20817
         (301) 315-9040

      STI's stockholders with inquiries relating to the Distribution or their investment in STI should contact:

         Solution Technology International, Inc.
         5210 Chairmans Court
         Suite 3
         Frederick, MD  21703
         (301) 668-9600
         Attention: Investor Relations

                                 USE OF PROCEEDS

      We will receive no proceeds from the distribution of our shares from the spin-off.

                                    DILUTION

      As of September 30, 2004, STI had 46,230,154 shares of common stock outstanding (on an as adjusted basis reflecting a 20:1 split that occurred on June 22, 2004), with an unaudited net book value as reflected on the STI balance sheet at September 30, 2004 of ($1,606,913), or ($0.035) per share. Net book value per shares represents the amount of or our total assets less liabilities, divided by the number of shares of our common stock outstanding. The spin-off transaction represents a distribution of shares that are already outstanding and will have no effect on the net tangible book value of STI.

                                THE DISTRIBUTION

Introduction

      In August 2004, Mobilepro's board of directors declared a distribution payable to the holders of record of outstanding Mobilepro common stock at the close of business on September 15, 2004 (the "Record Date"). Mobilepro will distribute to Mobilepro stockholders an aggregate of 3,067,933 STI Shares. Accordingly, the Distribution will consist of one STI Share for approximately every 96 shares of Mobilepro common stock outstanding on the Record Date. We currently anticipate that the Distribution will be effected near the effective date of the registration statement. The Distribution Date may change based on the timing of the effectiveness with the Securities and Exchange Commission of the registration statement of which this information statement is a part.

      Mobilepro is the beneficial holder of 5,121,855 shares of STI's Common Stock. As a result of the Distribution, Mobilepro will distribute 3,067,933 shares of STI Common Stock to Mobilepro stockholders. Immediately following the Distribution, Mobilepro will still be the beneficial owner of 2,053,922 shares of STI Common Stock. The STI Shares will be distributed by book entry. Instead of stock certificates, each Mobilepro stockholder that is a record holder of Mobilepro shares will receive a statement of such stockholder's book entry account for the STI Shares distributed to such stockholder. Account statements reflecting ownership of the STI Shares will be mailed shortly after the Distribution Date. STI Shares should be credited to accounts with stockbrokers, banks or nominees of Mobilepro stockholders that are not record holders after the effective date of the distribution.

      Our executive offices are located at 5210 Chairmans Court, Suite 3, Frederick, MD and our telephone number is (301) 668-9600.

Reasons For The Distribution

      The board of directors and management of Mobilepro believe that the Distribution is in the best interests of Mobilepro and Mobilepro stockholders. Mobilepro believes that the Distribution will enhance value for Mobilepro stockholders and reduce the risk that Mobilepro may be classified as an Investment Company under the Investment Company Act of 1940.


      STI's board of directors and management believe that the Distribution will enhance its ability to focus on strategic initiatives and new business opportunities, improve cost structures and operating efficiencies and design equity-based compensation programs targeted to its own performance. In addition, STI's board of directors expects that the transition to a public company will heighten STI management's focus by allowing management to focus solely on STI's operations, provide STI with greater access to capital by allowing the financial community to focus solely on STI, and allow the investment community to measure STI's performance relative to its peers.


      The Distribution will give STI direct access to the capital markets as a stand alone company.

Manner Of Effecting The Distribution

      The Distribution will be made on the basis of one STI Share for approximately every 96 shares of Mobilepro common stock outstanding on the Record Date. The Distribution Ratio may change depending on the number of outstanding shares of Mobilepro common stock on the Record Date. An aggregate of 3,067,933 STI Shares will be distributed to Mobilepro stockholders regardless of the number of shares of Mobilepro common stock outstanding as of the Record Date. The STI Shares to be distributed will constitute 6.6% of the outstanding STI Shares.

      The STI Shares will be fully paid and non-assessable and the holders thereof will not be entitled to preemptive rights.

      Mobilepro will use a book entry system to distribute the STI Shares in the Distribution. Following the Distribution, each record holder of Mobilepro stock on the Record Date will receive from the Distribution Agent a statement of the STI Shares credited to the stockholder's account. If you are not a record holder of Mobilepro stock because your shares are held on your behalf by your stockbroker or other nominee, your STI shares should be credited to your account with your stockbroker or nominee after the effective date of the registration statement. After the Distribution, stockholders may request stock certificates from STI' transfer agent instead of participating in the book entry system.

      No fractional STI Shares will be issued. If you own a fractional share of Mobilepro common stock as of the Record Date or own a number of Mobilepro shares that is not a multiple of 96, you will receive the next lowest whole number of STI Shares in the Distribution, unless you own less than 96 shares, in which case you will not receive any STI Shares or any other consideration.

      No Mobilepro stockholder will be required to pay any cash or other consideration for the STI Shares received in the Distribution, or to surrender or exchange Mobilepro shares in order to receive STI Shares. The Distribution will not affect the number of, or the rights attaching to, outstanding Mobilepro shares. No vote of Mobilepro stockholders is required or sought in connection with the Distribution, and Mobilepro stockholders will have no appraisal rights in connection with the Distribution.

      In order to receive STI Shares in the Distribution, Mobilepro stockholders must be stockholders at the close of business on the Record Date.

Results Of The Distribution

      After the Distribution, STI will be a separate public company. Immediately after the Distribution, STI expects to have approximately 580 holders of record of STI Shares, and 3,067,933 STI Shares outstanding, regardless of the number of stockholders of record and outstanding Mobilepro shares as of the Record Date. The Distribution will not affect the number of outstanding Mobilepro shares or any rights of Mobilepro stockholders.

Listing And Trading Of The STI Shares

      Neither STI nor Mobilepro makes recommendations on the purchase, retention or sale of shares of Mobilepro common stock or STI Shares. You should consult with your own financial advisors, such as your stockbroker, bank or tax advisor.

      If you do decide to purchase or sell any Mobilepro or STI shares, you should make sure your stockbroker, bank or other nominee understands whether you want to purchase or sell Mobilepro common stock or STI Shares, or both. The following information may be helpful in discussions with your stockbroker, bank or other nominee.

      There is not currently a public market for the STI Shares, although a when-issued market may develop prior to completion of the Distribution. When-issued trading refers to a transaction made conditionally because the security has been authorized but is not yet issued or available. Even though when-issued trading may develop, none of these trades would settle prior to the effective date of the Distribution, and if the Distribution does not occur, all when-issued trading will be null and void. On the first trading day following the date of the Distribution, when-issued trading in respect of STI Shares will end and regular-way trading will begin. Regular-way trading refers to trading after a security has been issued and typically involves a transaction that settles on the third full business day following the date of a transaction. We anticipate that the STI Shares will trade on the Over-the-Counter Bulletin Board under the proposed symbol "_____."

      The STI Shares distributed to Mobilepro stockholders will be freely transferable, except for (i) STI Shares received by persons who may be deemed to be affiliates of STI under the Securities Act of 1933, as amended (the Securities Act), and (ii) STI Shares received by persons who hold restricted shares of Mobilepro common stock. Persons who may be deemed to be affiliates of STI after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with STI and may include certain directors, officers and significant stockholders of STI. Persons who are affiliates of STI will be permitted to sell their STI Shares only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and the provisions of Rule 144 thereunder.

      There can be no assurance as to whether the STI Shares will be actively traded or as to the prices at which the STI Shares will trade. Some of the Mobilepro stockholders who receive STI Shares may decide that they do not want shares in a company which is in the enterprise software business, and may sell their STI Shares following the Distribution. This may delay the development of an orderly trading market in the STI Shares for a period of time following the Distribution. Until the STI Shares are fully distributed and an orderly market develops, the prices at which the STI Shares trade may fluctuate significantly and may be lower than the price that would be expected for a fully distributed issue. Prices for STI Shares will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, STI' results of operations, what investors think of STI and its industry, the amount of dividends that STI pays, changes in economic conditions in the industry and general economic and market conditions.

      Following the Distribution, Mobilepro's common stock will continue to be listed and traded on the Over-the-Counter Bulletin Board under the symbol "MOBL." As a result of the Distribution, the trading price of Mobilepro common stock immediately following the Distribution may be lower than the trading price of Mobilepro common stock immediately prior to the Distribution. Following the distribution, Mobilepro operating assets will consist of its wireless technology and broadband telecommunications businesses. These retained businesses represented approximately 100% of Mobilepro's consolidated assets and 100% of Mobilepro's consolidated revenues as of and for the year ended December 31, 2003. The combined trading prices of Mobilepro common stock and the STI Shares after the Distribution may be less than the trading prices of Mobilepro common stock immediately prior to the Distribution.

      Even though Mobilepro is currently a publicly held company, there can be no assurance as to the prices at which the Mobilepro common stock will trade after the Distribution. Mobilepro stockholders may sell their Mobilepro common stock following the Distribution. These and other factors may delay or hinder the return to an orderly trading market in the Mobilepro common stock following the Distribution. The prices for Mobilepro common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, Mobilepro's results of operations, what investors think of Mobilepro and its businesses, changes in economic conditions in its businesses and general economic and market conditions.

      In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations could have a material adverse impact on the trading price of the STI Shares and/or Mobilepro common stock.

               FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

      The following discussion summarizes the material U.S. federal income tax consequences resulting from the Distribution. This discussion is based upon the U.S. federal income tax laws and regulations now in effect and as currently interpreted by courts or the Internal Revenue Service and does not take into account possible changes in such tax laws or such interpretations, any of which may be applied retroactively.

      The following summary is for general information only and may not be applicable to stockholders who received their shares of Mobilepro stock pursuant to an employee benefit plan or who are not citizens or residents of the United States or who are otherwise subject to special treatment under the Code. Each stockholder's individual circumstances may affect the tax consequences of the Distribution to such stockholder. In addition, no information is provided with respect to tax consequences under any applicable foreign, state or local laws. Consequently, each Mobilepro stockholder is advised to consult his own tax advisor as to the specific tax consequences of the Distribution and the affect of possible changes in tax laws.

General

      This Distribution does not qualify as a tax-free distribution under
Section 355 of the Code. The corporate-level tax would be based upon the excess of the fair market value of the STI Shares on the Distribution Date, over Mobilepro's adjusted tax basis for such shares on such date. Each Mobilepro stockholder who receives STI Shares in the Distribution would generally be treated as receiving a taxable distribution in an amount equal to the fair market value of such shares on the Distribution Date, taxed first as a dividend to the extent of such holder's pro rata share of Mobilepro's current and accumulated earnings and profits (as increased to reflect any Mobilepro gain on a taxable distribution as discussed above), and then as a nontaxable return of capital to the extent of such holder's tax basis in the shares of Mobilepro stock, with any remaining amount being taxed as capital gain (provided that the Mobilepro shares were held by the stockholder as a capital asset on the Distribution Date). Stockholders which are corporations may be subject to additional special provisions dealing with taxable distributions, such as the dividends received deduction and the extraordinary dividend rules.

YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES OF THE DISTRIBUTION TO YOU, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS.

Reasons For Furnishing This Document

      This document is being furnished solely to provide information to Mobilepro stockholders who will receive STI Shares in the Distribution. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any securities of Mobilepro or STI. Neither Mobilepro nor STI will update the information contained in this document except in the normal course of their respective public disclosure practices. However, this document will be amended if there is any material change in the terms of the Distribution.

                           FORWARD-LOOKING STATEMENTS

      Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION

      The following information should be read in conjunction with the consolidated financial statements of STI and the notes thereto appearing elsewhere in this filing. Statements in this Management's Discussion and Analysis, Plan of Operation and Positioning and elsewhere in this prospectus that are not statements of historical or current fact constitute "forward-looking statements."

Overview


      We are a provider of web-based enterprise software and technical support services that enable insurance and reinsurance companies to significantly reduce expenses through enhanced administration of their reinsurance contracts through the entire reinsurance contract workflow. Our software enables an organization to (i) significantly reduce hard-to-detect errors around premium received and payable, claims and risk allocations caused by repetitive manual work and paper-based processes; (ii) reduce operating expenses by curtailing labor costs, software and certain IT expenses caused by lack of automated straight-through processes; and (iii) improve investment income by shortening the time it takes to recover reinsurance claims. The Company's SurSITE(R) suite of software modules for insurance and reinsurance was developed during the 2002 to 2003 period in conjunction with a deployment of a major enterprise solution for the Schweizer Pool fur Luftfahrtversicherungen, or the Swiss Pool for Aviation Insurance ("SPL"), Zurich Switzerland, our charter client. The software and its transaction engine was thoroughly tested and validated by industry professionals representing several well-known international reinsurance companies and one of the world's largest reinsurance brokers.


      Our objective is to establish the Company's software platform as an industry leader in managing reinsurance transactions within and between insurance and reinsurance companies. In order to increase our revenue and take advantage of the unique marketing opportunity presented by the SurSITE(R) software and the funding provided under the Standby Equity Distribution Agreement with Cornell Capital, we will need to significantly increase our sales and marketing effort in the US and European markets. In that regard, our management is focusing on a number of short and long term challenges, including establishing an aggressive marketing strategy and implementation schedule for advertising, direct mail, publications, trade shows, sales channels and targeted sales support; building qualified domestic and international sales teams; expanding our sales and marketing efforts into new markets; adding additional customers; developing new sales channels, and establishing a presence in the London market while extending our product and services offerings.

Revenue Model

      We derive our revenue from four sources: (i) requirements study fees; (ii) perpetual SurSITE(R) license fees; (iii) professional service fees, and (iv) 5-year mandatory maintenance and technical support fees.


      We enter into perpetual software license agreements through direct sales to customers. We expect that at some point in the future, we may enter into sales to customers through indirect sales with distributors and resellers. The license fees that we generate vary depending upon the size of the particular deployment for a particular enterprise. Prior to engaging a client, we typically work with them to understand the IT environment in which our product will be deployed and how it will be integrated into existing systems. This helps us ensure that our product will be correctly deployed and utilized. We generate fees from these efforts. We recognize revenue from software licences upon the client's acceptance of the contract. Our license agreements include a mandatory maintenance and technical support agreement of five years, for which the related revenue is deferred and recognized ratably over the period of the agreements. We also generate revenue from professional services. Our professional services fees include data integration, data migration and client specific enhancements. We recognize professional service revenues over the period that such contracted services are provided.


Critical Accounting Policies

      Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. On an ongoing basis, we evaluate our estimates and assumptions. Our actual results may differ from these estimates under different assumptions or conditions.

      We believe that of our significant accounting policies, which are described in Note 2 of the notes to our consolidated financial statements, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of operations.

      Revenue Recognition

      We recorded our transactions under the accrual method of accounting whereby income is recognized when the services are billed rather than when the fees are collected, and costs and expenses are recognized in the period they are incurred rather than when paid.

      In 2002, we entered into an agreement with SPL and recorded revenue under this agreement for license and hosting services rendered.

      We account for the licensing of software in accordance with the American Institute of Certified Public Accountants Statement of Position (SOP) 97-2, "Software Revenue Recognition." We recognize revenue when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the sales price is fixed or determinable; and (iv) the ability to collect is reasonably assured. For software arrangements with multiple elements, revenue is recognized dependent upon whether vendor-specific objective evidence (VSOE) of fair value exists for each of the elements. When VSOE does not exist for all the elements of a software arrangement and the only undelivered element is post-contract customer support (PCS), the entire licensing fee is recognized ratably over the contract period. Revenue attributable to undelivered elements, including technical support, is based on the average sales price of those elements, when sold separately, and is recognized ratably on a straight-line basis over the products life cycle. PCS revenue is recognized ratably over the contract period. Shipping charges billed to customers are included in revenue and the related shipping costs are included in cost of sales.

      Goodwill and Other Intangible Assets

      In June 2001, the FASB issued Statement No. 142 "Goodwill and Other Intangible Assets". This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements.

      Stock Based Compensation

      Employee stock awards under our compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", and related interpretations. We provide the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS 123 and has adopted the enhanced disclosure provisions of SFAS No. 148 "Accounting for Stock-Based Compensation- Transition and Disclosure, an amendment of SFAS No. 123".

      We measure compensation expense for our employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. In each of the periods presented, the vesting period was the period in which the options were granted. All options were expensed to compensation in the period granted rather than the exercise date.

      We measure compensation expense for our non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

OPERATING RESULTS

      During 2002 and 2003 we were successful in developing and deploying our software product at our charter client. The progress we achieved in 2002 was offset by the setback we experienced with our venture capital financing in May 2003. One of the two venture capital firms that initially agreed on the terms of their investment in us added a closing condition that required us to show the existence of three ready-to-buy clients. Although we already had established a contractual relationship with SPL, we were unable to meet that condition prior to the closing of the proposed venture financing. We believe that one of our proposed investors lack of familiarity with the reinsurance industry may have played a role in the imposition of that additional closing condition. With one investor backing away form a deal, the other venture capital firm was not willing to proceed alone. Our inability to close this venture financing, hindered our ability to enter into long-term contractual commitments with prospective customers, essentially removing all prospective revenue streams at the time. In order to reduce our expenses we implement a reduction in force of four employees which in turn limited our ability to serve our existing customer. Our overall operating performance has been severely impacted by our inability to obtain venture capital or other long-term financing commitments.

      Our operating results for the periods covered by our financial statements were largely affected by our inability to obtain that financing, or alternative financing on acceptable terms. As a result, we were forced to devote significant time and resources to pursuing alternative financing arrangements and scaling back our operations, including implementing the aforementioned reduction in force. Our operating results and the specific impact of our funding setbacks are described in greater detail below.


Operating Revenue

------------- ---------------------------------------------- ---------------------------------------
                     NINE MONTHS ENDED SEPTEMBER 30,                           DECREASE
------------- ---------------------------------------------- ---------------------------------------
              2004                   2003                    DOLLAR                 PERCENTAGE
------------- ---------------------- ----------------------- ---------------------- ----------------
Sales         $6,900                 $1,173,559              $1,166,659             99.4%
------------- ---------------------- ----------------------- ---------------------- ----------------

      Sales decreased in the nine-month period ended September 30, 2004 as compared to the same period last year due primarily to the funding setback we experienced in May 2003 and our inability to obtain adequate alternative financing. Our inability to obtain adequate financing on acceptable terms forced us to implement a reduction in force and scale back our sales efforts. Many of our prospective customers indicated that they would not enter into long-term business relationships with us until we solidified our financial position, which we were not able to do until we obtained the commitment from Cornell Capital. Until we had obtained a financial commitment from Cornell Capital we were unable to secure any sales or achieve any revenue.

-------------- ---------------------------------------------- ---------------------------------------
                          YEAR ENDED DECEMBER 31,                               DECREASE
-------------- ---------------------------------------------- ---------------------------------------
               2003                   2002                    DOLLAR                 PERCENTAGE
-------------- ---------------------- ----------------------- ---------------------- ----------------
Sales          $1,309,686             $2,400,930              $1,091,244             45.5%
-------------- ---------------------- ----------------------- ---------------------- ----------------

      The decline in our sales for the year ended 2003 compared to the same period in 2002 was also a result of the funding difficulties we experienced in 2003.


      The revenue we achieved in 2003 was largely a result of revenue we received from SPL for assistance in the transfer the maintenance and support of the license to a European partner of SPL.

Cost of Sales

------------------------- ---------------------------------------------- -----------------------------------
                                 NINE MONTHS ENDED SEPTEMBER 30,                           DECREASE
------------------------- ---------------------------------------------- -----------------------------------
                          2004                   2003                    DOLLAR                 PERCENTAGE
------------------------- ---------------------- ----------------------- ---------------------- ------------
Development Costs         $4,313                 $265,394                $261,081               98.4%
------------------------- ---------------------- ----------------------- ---------------------- ------------

      Our development costs decreased in the nine-month period ended September 30, 2004 as compared to the same period last year due primarily to the reduction in our development support services. We reduced our development support services in conjunction with the decline in our sales and our reduction in operations following the funding setback we experienced in May 2003.

------------------------- ---------------------------------------------- -----------------------------------
                                     YEAR ENDED DECEMBER 31,                               DECREASE
------------------------- ---------------------------------------------- -----------------------------------
                          2003                   2002                    DOLLAR                 PERCENTAGE
------------------------- ---------------------- ----------------------- ---------------------- ------------
Development Costs         $265,394               $1,191,767              $926,373               77.7%
------------------------- ---------------------- ----------------------- ---------------------- ------------

      The decline in our development costs for the year ended 2003 compared to the same period in 2002 was also attributable to the reduction in our development efforts and support services. We reduced these efforts and our support services as part of our reduction in operations following the funding setback we experienced in May 2003.

COMPENSATION EXPENSE

------------------------- ---------------------------------------------- -----------------------------------
                                 NINE MONTHS ENDED SEPTEMBER 30,                           DECREASE
------------------------- ---------------------------------------------- -----------------------------------
                          2004                   2003                    DOLLAR                 PERCENTAGE
------------------------- ---------------------- ----------------------- ---------------------- ------------
Compensation Expense      $180,000               $417,531                $237,531               56.9%
------------------------- ---------------------- ----------------------- ---------------------- ------------

      Our compensation expense declined in the nine-month period ended September 30, 2004 as compared to the same period last year due primarily to a reduction in our development efforts. Although we continued our development efforts in the nine months ended September 30, 2004, we were forced to significantly curtail our activities as a result of our funding difficulties.

------------------------- ---------------------------------------------- -----------------------------------
                                     YEAR ENDED DECEMBER 31,                               DECREASE
------------------------- ---------------------------------------------- -----------------------------------
                          2003                   2002                    DOLLAR                 PERCENTAGE
------------------------- ---------------------- ----------------------- ---------------------- ------------
Compensation Expense      $417,531               $470,355                $52,824                11.2%
------------------------- ---------------------- ----------------------- ---------------------- ------------

      Our compensation expense declined in the year ended December 31, 2003 as compared to the same period in 2002 primarily to a reduction in our development efforts. Although we continued our development efforts in 2003, we were forced to significantly curtail our activities as a result of our funding difficulties.

Gross Profit

--------------------- ---------------------------------------------- -------------------------------------
                             NINE MONTHS ENDED SEPTEMBER 30,                           DECREASE
--------------------- ---------------------------------------------- -------------------------------------
                      2004                   2003                    DOLLAR                 PERCENTAGE
--------------------- ---------------------- ----------------------- ---------------------- --------------
Gross Profit          ($177,413)             $490,634                $668,047               136.2%
--------------------- ---------------------- ----------------------- ---------------------- --------------

      We experienced a loss for the nine months ended September 30, 2004 as compared to a profit in the comparable period in 2003, largely as a result of our inability to sell our product following the decision of certain venture capital investors to withdraw from their funding commitment. Most of our prospective customers expressed a reluctance to purchase our products and services until they we solidified our financial position. We continued our development efforts in 2004 on a more limited basis but did not have any significant corresponding revenue. We believed that it was vital to our long-term business prospects that we continue our development efforts to enable us to respond quickly to our customer's needs when we obtained additional funding.

-------------------- ---------------------------------------------- -------------------------------------
                                YEAR ENDED DECEMBER 31,                               DECREASE
-------------------- ---------------------------------------------- -------------------------------------
                     2003                   2002                    DOLLAR                 PERCENTAGE
-------------------- ---------------------- ----------------------- ---------------------- --------------
Gross Profit         $621,386               $677,379                $55,993                8.3%
-------------------- ---------------------- ----------------------- ---------------------- --------------

      The decline in our gross profit for the year ended 2003 compared to the same period in 2002 was also attributable to the reduction in sales following the collapse of our initial venture capital financing in May 2003.

OPERATING EXPENSES

Compensation Expense

------------------------- ---------------------------------------------- -------------------------------------
                                 NINE MONTHS ENDED SEPTEMBER 30,                           DECREASE
------------------------- ---------------------------------------------- -------------------------------------
                          2004                   2003                    DOLLAR                 PERCENTAGE
------------------------- ---------------------- ----------------------- ---------------------- --------------
Compensation Expense      $122,374               $568,692                $446,318               78.5%
------------------------- ---------------------- ----------------------- ---------------------- --------------

      Our compensation expense declined in the nine-month period ended September 30, 2004 as compared to the same period last year due primarily to the implementation of a reduction in force following our inability to obtain sufficient financing on acceptable terms.

------------------------- ---------------------------------------------- -------------------------------------
                                     YEAR ENDED DECEMBER 31,                               INCREASE
------------------------- ---------------------------------------------- -------------------------------------
                          2003                   2002                    DOLLAR                 PERCENTAGE
------------------------- ---------------------- ----------------------- ---------------------- --------------
Compensation Expense      $646,691               $515,135                $131,556               25.5%
------------------------- ---------------------- ----------------------- ---------------------- --------------

      The increase in our compensation expense for the year ended December 31, 2003 compared to the same period in 2002 was attributable to the hiring, on a temporary basis, of software developers between February 2003 and June 2003. That spending, accounted for the entire increase in the compensation expense between the two periods.

Other General and Administrative Expenses

------------------------- ---------------------------------------------- --------------------------------------
                                 NINE MONTHS ENDED SEPTEMBER 30,                           INCREASE
------------------------- ---------------------------------------------- --------------------------------------
                          2004                   2003                    DOLLAR                 PERCENTAGE
------------------------- ---------------------- ----------------------- ---------------------- ---------------
Other General and          $85,675                $100,268                $14,593                14.6%
Administrative Expenses
------------------------- ---------------------- ----------------------- ---------------------- ---------------

      Our other general and administrative expenses decreased in the nine-month period ended September 30, 2004 as compared to the same period last year due primarily to the implementation of cost reductions.

------------------------- ---------------------------------------------- --------------------------------------
                                     YEAR ENDED DECEMBER 31,                               DECREASE
------------------------- ---------------------------------------------- --------------------------------------
                          2003                   2002                    DOLLAR                 PERCENTAGE
------------------------- ---------------------- ----------------------- ---------------------- ---------------
Other General and          $186,181               $215,780                $29,599               13.7%
Administrative Expenses
------------------------- ---------------------- ----------------------- ---------------------- ---------------

      Our general and administrative expenses decreased between the year ended December 31, 2003 and the same period in 2002 largely as a result of our reduction in force and reduced operations.

PROFESSIONAL FEES

--------------------------- ------------------------------------------------- --------------------------------------------------
                                    NINE MONTHS ENDED SEPTEMBER 30,                               INCREASE
--------------------------- ------------------------------------------------- --------------------------------------------------
                            2004                     2003                     DOLLAR                   PERCENTAGE
--------------------------- ------------------------ ------------------------ ------------------------ -------------------------
Professional Fees           $395,830                 $140,045                 $250,785                 63.4%
--------------------------- ------------------------ ------------------------ ------------------------ -------------------------

      Our professional fees increased in the nine-month period ended September 30, 2004 as compared to the same period last year due primarily to the accounting and legal costs associated with the negotiation and documentation of amendments to existing financing agreements with certain lenders, including SPL and Crosshill Georgetown Capital and the negotiation and execution of the Standby Equity Distribution Agreement with Cornell Capital.

--------------------------- -------------------------------------------------- -------------------------------------------------
                                         YEAR ENDED DECEMBER 31,                                   INCREASE
--------------------------- -------------------------------------------------- -------------------------------------------------
                            2003                     2002                      DOLLAR                  PERCENTAGE
--------------------------- ------------------------ ------------------------- ----------------------- -------------------------
Professional Fees           $155,970                 $136,437                  $19,533                 12.5%
--------------------------- ------------------------ ------------------------- ----------------------- -------------------------

      The increase in the professional fees we incurred for the year ended 2003 compared to the same period in 2002 was attributable to costs associated with the negotiation and documentation of agreements with certain lenders.


Loss Before Other Income (Expense)

------------------------- ---------------------------------------------- --------------------------------------
                                 NINE MONTHS ENDED SEPTEMBER 30,                           INCREASE
------------------------- ---------------------------------------------- --------------------------------------
                          2004                   2003                    DOLLAR                 PERCENTAGE
------------------------- ---------------------- ----------------------- ---------------------- ---------------
Loss Before Other         ($872,423)             ($398,375)              ($474,048)             119.0%
Income (Expense)
------------------------- ---------------------- ----------------------- ---------------------- ---------------

      Our losses increased in the nine-month period ended September 30, 2004, as compared to the same period last year, largely as a result of the dramatic decrease in revenue following our decision in May 2003 to scale back our sales efforts and the reluctance of our existing customers to expand their relationship with us. We also incurred an increase in our costs associated with our efforts to obtain adequate financing and ultimately obtaining funding from Cornell Capital.

------------------------- ---------------------------------------------- --------------------------------------
                                     YEAR ENDED DECEMBER 31,                               INCREASE
------------------------- ---------------------------------------------- --------------------------------------
                          2003                   2002                    DOLLAR                 PERCENTAGE
------------------------- ---------------------- ----------------------- ---------------------- ---------------
Loss Before Other         ($474,379)             ($303,012)              ($171,367)             56.6%
Income (Expense)
------------------------- ---------------------- ----------------------- ---------------------- ---------------

      Our losses increased in the year ended December 31, 2003 as compared to the same period in 2002, largely as a result of the decrease in revenue following our decision in May 2003 to scale back our sales efforts and the reluctance of our existing customers to expand their relationship with us. We also incurred an increase in our costs associated with our efforts to obtain adequate financing, including the venture capital financing that did not close in May 2003 and small bridge financings that we obtained.

OTHER INCOME

Loss On Disposal of Fixed Assets

      The Company experienced a loss of $13,002 on the disposal of certain equipment in the year ended December 31, 2002. The Company did not experience a corresponding loss in the year ended December 31, 2003.

Interest Income

------------------------- ---------------------------------------------- --------------------------------------
                                 NINE MONTHS ENDED SEPTEMBER 30,                           DECREASE
------------------------- ---------------------------------------------- --------------------------------------
                          2004                   2003                    DOLLAR                 PERCENTAGE
------------------------- ---------------------- ----------------------- ---------------------- ---------------
Interest Income           $158                   $1,023                  $865                   84.6%
------------------------- ---------------------- ----------------------- ---------------------- ---------------

      Interest income during the nine-month period ended September 30, 2004, as compared to the same period last year, decreased largely as a result of the decline in our interest bearing assets.

------------------------- ---------------------------------------------- --------------------------------------
                                     YEAR ENDED DECEMBER 31,                               DECREASE
------------------------- ---------------------------------------------- --------------------------------------
                          2003                   2002                    DOLLAR                 PERCENTAGE
------------------------- ---------------------- ----------------------- ---------------------- ---------------
Interest Income           $1,214                 $2,997                  $1,783                 59.5%
------------------------- ---------------------- ----------------------- ---------------------- ---------------

      Interest income during the year ended December 31, 2003, as compared to the same period last year, decreased largely as a result of the decline in our interest bearing assets.

Interest Expense

------------------------- ---------------------------------------------- --------------------------------------
                                 NINE MONTHS ENDED SEPTEMBER 30,                           INCREASE
------------------------- ---------------------------------------------- --------------------------------------
                          2004                   2003                    DOLLAR                 PERCENTAGE
------------------------- ---------------------- ----------------------- ---------------------- ---------------
Interest Expense          $103,885               $87,046                 $16,839                19.3%
------------------------- ---------------------- ----------------------- ---------------------- ---------------

      Interest expense during the nine-month period ended September 30, 2004, as compared to the same period last year, increased as a result of the extension of the Company's bridge loan with Crosshill Georgetown Capital.

------------------------- ---------------------------------------------- --------------------------------------
                                     YEAR ENDED DECEMBER 31,                               INCREASE
------------------------- ---------------------------------------------- --------------------------------------
                          2003                   2002                    DOLLAR                 PERCENTAGE
------------------------- ---------------------- ----------------------- ---------------------- ---------------
Interest Expense          $146,383               $35,019                 $111,364               318.0%
------------------------- ---------------------- ----------------------- ---------------------- ---------------

      Interest expense during the year ended December 31, 2003, as compared to the same period last year, increased dramatically largely as a result of interest expenses and fees associated with the Company's bridge loan from Crosshill Georgetown Capital established on January 10, 2003.

Plan of Operation and Positioning

      The Company's most urgent challenge is to accelerate its sales and marketing efforts to facilitate sustainable revenue growth. Our defined target market consists of three segments of major companies and other insurance entities that could greatly benefit from deploying our reinsurance solution. With adequate operating capital secured for the next 24-month period, we will focus our sales efforts in (i) the top twenty-five international reinsurance companies and (ii) domestic and international insurance & reinsurance consortia (Pools); large insurance groups each with a fleet of companies. Each such large organization represents multiple sales and licensing opportunities, due to their numerous operations and subsidiaries around the world. We are continuing to invest in Research & Development to improve the value of our Intellectual Property with the intent to stay ahead of competing solutions. Currently, we are defining additional functionality, enhancements, and support of life reinsurance methods to be included in the next scheduled release of our software. In collaboration with a Washington, D.C. marketing agency, we are creating a sales and marketing strategy to support the overall plan objectives. In addition to Sales Channels, we plan to build marketing alliances and lead generating channels for both the us and international marketplaces.


      We believe we are not viewed solely as a software vendor but rather as experienced insiders who "stepped out" of the industry to build knowledge-based support solutions led by our Chief Executive Officer, President and founder Dan Jonson who has more than 30 years of industry experience. We believe that our SurSITE(R) suite of software modules, by providing real time execution of complex technical accounting methods, offers our customers reduced labor cost and time to complete loss recoveries, improved investment income and cash flow, coupled with elimination of costly errors caused by inadequate systems and paper-based processes. We were given a unique opportunity to test and validate its positioning through the Zurich-based consortium. We plan to reach our target market by communicating, illustrating, and quantifying the strong benefits of the SurSITE(R) software as a Web-based business system designed to solve common industry problems in a cost efficient manner. In addition, we will continue to leverage and further extend our domain knowledge and expertise since it is a competitive, and for us very valuable, sales argument that the market understands and appreciates.

      Our ability to execute our business plan is highly dependent upon many factors, some of which are out of our control. Our liquidity needs at this point will be met largely by the Standby Equity Distribution Agreement. Our ability to drawdown on that equity line is dependent upon the effectiveness of a registration statement with the SEC that will enable us to sell shares issuable to Cornell Capital. As our capital resources have been limited in the past, we have not been successful in the past in funding our development resource needs. Our ability to forecast our business plan is limited by our experiences.

      Our specific development plans include the introduction of at least four new modules. We believe that we can model the release of our new software modules on the introduction of our software to SPL. We believe that we can add life and health support for the most common premium and loss allocation methods used by the industry within four to six months of our ability to drawdown on the equity line with Cornell Capital. This product development should cost us $750,000. We believe we can also add contract trend analysis tools which could be developed at a cost of approximately $1,000,000 over a six to eight month development cycle. We also plan to provide facultative property and casualty reinsurance underwriting modules which would take approximately one year to develop and up to $3,000,000 in development costs in addition to the extensive testing required. Finally, we would like to add facultative property and casualty risk management modules including enterprise-wide capacity utilization, security control management and geographic accumulation profiles. Development of this last module would require extensive testing with customers like SPL. Development costs are estimated at $2,000,000 with implementation costs of approximately $2,500,000.

Liquidity and Capital Resources


      Our auditors have raised substantial doubt about our ability to continue as a going concern. The report of our independent accountants on our September 30, 2004 financial statements, as noted in Note 16 and our December 31, 2003 financial statements, as noted in Note 13 each included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to our recurring losses from operations. Even if we are able to draw down on the equity line provided by Cornell Capital, there may continue to be substantial doubt about our ability to continue as a going concern.

      Our principal source of liquidity as of March 16, 2005 are our existing cash and cash equivalents, as well as the cash we expect to draw down on under the Standby Equity Distribution Agreement with Cornell Capital. We believe that our current cash balances and cash equivalents are sufficient to fund the Company through December 31, 2004. We believe that approximately $5 million is sufficient to meet our anticipated growth needs. With the funds available under the Standby Equity Distribution Agreement, we believe that the Company has sufficient funding available to satisfy our cash requirements for at least the next twelve months. If we were unable to recognize sufficient proceeds from these sources, we would be forced to limit our operations, defer payments to management and maintain our business at nominal levels until we could secure alternative sources of capital.

      We have $750,000 in long-term notes due to SPL. The amounts due to SPL are the result of $700,000 in funding provided by SPL to us during our development phase and the resulting restructuring of outstanding amounts in January 2005. These notes accrue interest at 2.5 percent per annum. The terms of our agreement with SPL require us to pay $50,000 quarterly commencing January 1, 2005 and each quarter thereafter through September 2008. We have $650,000 due on a revolving promissory note to Crosshill Georgetown Capital accruing interest at 7.5 percent per annum. Under the terms of our agreement with Crosshill Georgetown Capital we began paying $65,000 on October 1, 2004 and are required to may quarterly payments of the same amount through April 2007. We have $200,000 due on a line of credit to New Windsor State Bank accruing interest at the prime rate plus 2.5 percent per annum. The notes are payable upon demand. We have a $50,000 note payable to a former officer accruing interest at 6.5 percent per annum and $50,000 due in notes payable to a director accruing interest at eight percent per annum. For the nine months ended September 30, 2004, we made cash payments on our debt totaling $153,164.

      In June 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital. Under this agreement, we may issue and sell to Cornell Capital Common Stock for a total purchase price of up to $12.0 million. We will be entitled to commence drawing down on the Standby Equity Distribution Agreement when the sale of the Common Stock under the Standby Equity Distribution Agreement is registered with the SEC and the authorization for quotation on the OTC Bulletin Board (which is maintained by the National Association of Securities Dealers) is obtained and maintained and for two years thereafter. The purchase price for the shares will be equal to 97% of the market price, which is defined as the lowest closing bid price of the Common Stock during the five trading days following the notice date. A cash fee equal to five percent (5%) of the cash proceeds of the draw down is also payable at the time of funding. To date, we have not drawn down on the Standby Equity Distribution Agreement. Other than the Standby Equity Agreement, no other financing agreement is currently available to STI. The Standby Equity Distribution Agreement does not involve affiliated persons of STI, natural, or corporate.

      The terms of our Standby Equity Distribution Agreement with Cornell Capital contains certain financial and operating restrictions that may limit our ability to advance our liquidity needs or effect a sale of our company. The agreement prohibits us from issuing or selling our common stock or preferred stock or issuing a derivative security without consideration, at a price per share less than the bid price of our common stock immediately prior to its issuance without Cornell Capital's consent. We would also need the consent of Cornell Capital to file a registration statement on Form S-8 registering more than 10,000,000 shares of our common stock. We cannot effect any merger or consolidation unless the resulting company agrees to be bound by the provisions of our agreements with Cornell Capital that require delivery of stock or securities to it.

      On June 29, 2004, we issued $700,000 in convertible debentures to Cornell Capital. These convertible debentures were subsequently cancelled with the holders receiving non-convertible promissory notes in principal amount of $700,000.

      No assurance can be given that we will raise sufficient funds from existing financing arrangements, or that we will ever produce sufficient revenues to expand our operations to a desirable level, or that a market will develop for our common stock, upon which a significant amount of our financing is dependent. Further, in order for us to receive any funds under the Standby Equity Distribution Agreement, a registration statement must be filed with and declared effective by the Securities and Exchange Commission. We have a significant need for the funding the Standby Equity Distribution Agreement will provide, and we have not yet decided what we will do should that funding become unavailable.


      We have not been able to maintain profitable operations since we initiated development of the SurSITE(R) software and we have not progressed according to our original business plan in our operations. We have incurred recurring losses and at September 30, 2004 had an accumulated deficit of $3,978,354. For the nine months ended September 30, 2004, we sustained a net loss of $976,150. Without the funding available under the Standby Equity Distribution Agreement, we do not have sufficient capital to meet our obligations for the next twelve month period. Working capital shortages continue to limit our ability to conduct business, whether related to the ability to pay general operating expenses or to the ability to finance implementation of our sales and marketing program and working capital requirements for additional Research & Development. At this stage, our future business is dependent upon our ability to draw on the funds available from Cornell Capital. No assurances can be given that we will be successful in this regard. In addition, our auditors have raised substantial doubt as to our ability to continue as a going concern without additional financing. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


      Until we secured the commitment from Cornell Capital we had been pursuing efforts to raise the substantial funds necessary to finance the commencement of our business plan. Management believes that the $12 million we raised is sufficient to meet our anticipated growth needs, as we believed $5 million was sufficient to meet those needs. The amounts we need may change or be subject to modification depending on various circumstances. Our current business plan calls for us to spend approximately $165,000 a month until such time as this registration statement is declared effective. We anticipate increasing our monthly expenditures to $575,000 in the first quarter thereafter and to $700,000 in the following quarter. Our current expenses consists of approximately 40% of payroll expenses, 30% of general and administrative expenses, 15% of sales and marketing expenses and an additional 15% in related operating expenses. We expect to increase our expenditures incrementally thereafter depending upon our ability to implement our business plan and re-engage our customers. These funds are needed in order to execute our business plan and to implement our sales and marketing strategy, and to provide sufficient working capital to commence contemplated activities. Without adequate financing, our ability to implement our business plan will be adversely impacted.


CONTRACTUAL OBLIGATIONS

         The contractual obligations presented in the table below represent our estimates of future payments under fixed contractual obligations and commitments. Changes in our business needs, cancellation provisions, changing interest rates and other factors may result in actual payments differing from estimates. We cannot provide certainty regarding the timing and amount of payments. We have presented below a summary of the most significant assumptions used in our information within the context of our consolidated financial position, results of operations and cash flows. The following table summarizes our fixed contractual obligations and commitments as of September 30, 2004:

----------------------------------------------- ----------------------------------------------------------------------
CONTRACTUAL OBLIGATION                                                 PAYMENTS DUE BY PERIOD
----------------------------------------------- ----------------------------------------------------------------------
                                                                   LESS                                      MORE
                                                                  THAN 1         1 - 3         3 - 5        THAN 5
                                                    TOTAL          YEAR          YEARS         YEARS        YEARS
----------------------------------------------- -------------- -------------- ------------- ------------ -------------
Long-term debt                                     $1,400,000       $410,000      $460,000      530,000            $0
----------------------------------------------- -------------- -------------- ------------- ------------ -------------
Capital Lease Obligations                              $5,162         $2,637        $2,525           $0            $0
----------------------------------------------- -------------- -------------- ------------- ------------ -------------
Operating Leases                                     $134,025        $72,075       $61,950           $0            $0
----------------------------------------------- -------------- -------------- ------------- ------------ -------------
Other Note Payables                                  $175,000       $175,000            $0           $0            $0
----------------------------------------------- -------------- -------------- ------------- ------------ -------------
Other Long-Term Liabilities Reflected on
STI's Balance Sheet under GAAP
----------------------------------------------- -------------- -------------- ------------- ------------ -------------
TOTAL                                              $1,714,187       $659,712      $524,475     $530,000            $0
----------------------------------------------- -------------- -------------- ------------- ------------ -------------

                             DESCRIPTION OF BUSINESS

The Company

      We were incorporated in the State of Delaware on April 27, 1993 as Dan L. Jonson Associates, Inc. On June 22, 1994 we changed our name to Solution Technology International, Inc.


      We launched professional service activities in January 1997 and concluded technical research and development of our enterprise software solution in June 2001. The catalyst for the creation of our SurSite(R) software product for insurance and reinsurance management was the prior experience of our management team in the development, underwriting and management of worldwide insurance and reinsurance business and creation of insurance products and supporting software solutions. Today, we design, develop, market and support a web-based, multi-language multi-currency software solution ("SurSITE(R)") used by insurance and reinsurance companies to facilitate and support their most critical back-office business processes including reinsurance administration with its industry-wide problems - the issues associated with accurately managing complex technical accounting methods. Technical accounting is the tedious "record keeping" of each individual premium and claim transaction gathered over a specific period of time from the original insurance policy throughout multiple reinsurance contracts to the ultimate creation of statements of account for each such contract and the participating reinsurer. The Company's SurSITE(R) RCM/TATE product for reinsurance was designed and developed by the Company between 2001 and 2003 with the deployment of our product at our charter client occurring in early 2003. We believe our product was the first product of its kind to address this industry problem.


      For decades, lack of automation coupled with fragmented information systems of many global insurance and reinsurance organizations have made it difficult to accurately manage complex technical accounting methods causing losses from hard-to-detect errors around premiums received and payable, claims and risk allocation, unnecessary operating expenses and reduced investment income due to the negative impact of delayed claims recovery. Frequently, these shortcomings have been amplified by fragmented business processes, many repetitive manual paper-based processes, untimely and incomplete collection of data and lack of access to intelligence embedded in an insurance company's own data to facilitate making the "right" business decisions. In addition, it is difficult for many organizations to maintain reinsurance contract knowledge due to staff turnover since losses may be reported years after a reinsurance contract has been put in place.

      Our proprietary reinsurance software for reinsurance management solves the costly problems described above. It manages complex reinsurance contract combinations throughout the entire reinsurance contract workflow, from ceded and assumed to retroceded business.

      What distinguishes our SurSITE(R) solution from our competition is an "industry-first" Technical Accounting Transaction Engine ("TATE") that automates calculations and generates transactions for premiums, commissions, and claims based on events and transactions at the original insurance policy level; it also manages statements of account, reinsurance recovery notices, and claims notifications. To further enhance the applicability of the SurSITE(R) software, we are currently designing extensive support for facultative reinsurance used to insure very large risks that cannot be insured by a single insurance company like property and liability insurance for multinational corporations, airlines & aerospace, cargo, energy, engineering, manufacturers, ocean hull, etc. In addition to our software product, we provide our customers with complete requirements studies, data migrations, data integration tools, system integrations and other related professional services.

      Our reinsurance software enables an organization to overcome the limitations of fragmented business processes and gain control of mission-critical reinsurance administration. The TATE provides a way to address the many problems associated with accurately managing complex technical accounting methods, timely loss recoveries, and error prone business processes. Our software products allow companies to leverage their substantial investments in existing IT infrastructures while exploiting the many benefits offered by automation of technical accounting transactions. The SurSITE(R) reinsurance software solution improves the quality, consistency, and accuracy of work performed and it positions top management to significantly and measurably reduce operating expenses and reduce errors. In that regard, the Company's charter client and its member companies quickly realized significant labor cost savings and discovered loss recoverables that otherwise most likely would have been undetected.

      Since the TATE offers automation of the entire technical accounting workflow, from ceded and assumed to retroceded business there is no need engage employees to manually manage and allocate premiums and losses to each contract combination throughout an organization, particularly with a fleet of insurance companies. Further, one web-based SurSITE(R) installation can support a user's multiple divisions and branches worldwide which eliminates the need for redundant interim reinsurance reports and related information technology staff expenses.

      The TATE has been tested by some of the most experienced reinsurance industry professionals, including employees of cetain SPL member reinsurance companies, who are each members of the SPL. These SPL members has professional reinsurers write their own test cases for an extensive test phase of all TATE algorithms to ensure premium and loss allocations worked as intended. A major international reinsurance broker provided a technical accounting expert and mathematician that tested the more complex contract combinations and performed concurrent testing over a six month period. All of these tests were done at no cost to us.


      Despite its international reach, reinsurance is mostly an unknown business yet it has a significant impact on both local and global economies. The function of reinsurance is to absorb the impact of particularly hard blows to individual insurance companies from very large losses, or an unexpected series of medium or small losses caused by a particular event like an earthquake or hurricane. Hence, reinsurance is the insurance for insurance companies that protects:

      o the insured (you) against sudden fluctuations in the cost of insurance;

      o the shareholders of an insurance company against a considerable loss of its capital, or alternatively, reinsurance guarantees the shareholder a constant and possibly increasing yield;

      o     the tax payers when the reinsured entity is government owned;

      o the employees of insurance companies since job losses from unexpected large claims can be reduced.

      The Company's initial multi-million dollar deployment and charter client, is an insurance and reinsurance consortium based in Zurich, Switzerland consisting of 26 European insurance and reinsurance companies of which Allianz, Swiss Re, Winterthur Insurance Companies, Zurich Insurance Group, Basler and New Re are the six largest holders of ownership interest in the consortium. The charter client was targeted as a good partner to assist the Company in the development phase and initial release of the Company's SurSITE(R) RCM/TATE reinsurance software, in part because the consortium and its member companies offered a complete insurance and reinsurance workflow environment. The member companies are using STI's software platform to produce direct insurance business and manage the reinsurance transactions of the produced direct insurance business. We believe this environment was critical to the validation of our automated solution for reinsurance administration and has enabled us to provide a solution that can be configured to meet the needs of a single insurance company, a group of companies or other similar consortia. Additionally, we believed that the opportunity existed for us to target the individual members of the consortium as future clients.

      Although we were forced to scale back the technical support and maintenance services we provided to the consortium after our venture capital financing failed to occur, the consortium continued to use our product under the terms of the license. We continue to consider the consortium a client and hope to re-engage it and its individual members now that we have improved our financial resources.


      The Company's objective is to establish its reinsurance solution as the industry leading software solution in managing complex reinsurance contract combinations throughout the entire reinsurance contract workflow. In this regard, the Company intends to enhance its technological leadership by adding support for new and evolving premium and claims recovery methods for both property & casualty and life insurance business; functionality for trend analysis, capacity utilization and exposure control; and provide the software and services necessary to conduct safe and reliable technical accounting transactions over the Internet. In addition to traditional license agreements, the Company plans to offer its solutions as an Application Service Provider allowing smaller companies to "pay-as-you-go".

      The Company also plans to leverage the strategic partnerships and customer relationships that it has established. In addition to continuing to solicit feedback on the Company's software from the SPL members, the Company hopes to engage the members of the SPL that tested the Company's software in any future software development. The Company also plans to engage the industry, including accounting firms and reinsurance brokers, to establish an extended industry XML standard for reinsurance processing focusing on the "back office" environment. benefited from the input that was provided in the development of its product. The Company has not formalized any relationships at this point but believes that it is well positioned to do so as the developer of one of the first software applications to automate both the proportional and non-proportional reinsurance contracts for ceded and assumed to retroceded business.


CUSTOMERS


      As of March 16, 2005, our customer base consisted of one client, the 26 member consortia of European insurance and reinsurance providers, the SPL. Allianz, Swiss Re, Winterthur Insurance Company, Zurich Insurance Group, Basler and New Re are the six largest holders of ownership interest in SPL. This customer had purchased a license for use by 22 of the members to produce insurance business on behalf of the entire consortium and to conduct the related reinsurance contracts for the consortium.

      The initial agreement with SPL consisted of a $2,000,000 fee for the purchase of a perpetual license and a $1,250,000 five-year technical support and maintenance agreement. The fees did not include client specific enhancements which were requested by the customer. Those fees resulted in additional professional service fees of approximately $1,000,000.

      In October 2003, we agreed to SPL's request to obtain maintenance support for our software from a European maintenance provider. This request was made out of concern over our ability to perform our obligations under the support and maintenance agreement. We have been in negotiations since September 2004 regarding resumption of our duties under the support and maintenance agreements.


      The consortium accounted for approximately 98% of our revenue in the fiscal year ended December 31, 2003 and 99% of our revenue in the fiscal year ended December 31, 2002. The revenue consisted of license fees and maintenance and support services. We did not realize any revenue from this customer in fiscal 2004, largely as a result of our inability to obtain funding from Cornell Capital and adequately provide the needed support and maintenance services.

Competition

      We compete against a number of different companies in the area of reinsurance contract management ("RCM"). A smaller subset of those competitors offer an enterprise-wide solution needed to partially support automation of complex technical accounting methods and claims recovery processes.

      Although we believe we compete primarily with reinsurance contract management providers, we also believe that we may now, or in the future, compete with companies in the following groups:

      o     Internal Information Technology departments

      o     Reinsurance product providers like CSC, SAP, Siebel and Sungard

      o Professional service organizations like IBM, Accenture, Deloitte Consulting, EDS, BearingPoint and Cap Gemini Ernst & Young

      o     Other Potential Competitors, including industry led initiatives

      Today, CSC's SICS/NT software solution constitutes STI's primary competition among professional reinsurers and large insurance groups with offerings from Xchanging/RebusIS in the European, and Freedom Group and Siebel in the U.S. market. In addition, SAP is trying to extend its offerings to the reinsurance market. The significant differences between these offerings and STI's SurSITE(R) solution are low completeness of vision, lack of market uniformity and lean eBusiness architecture. In many cases, available systems do not meet the future needs of giants like Allianz, AXA, Hanover Re, Munich Re, Partner Re, Swiss Re, Winterthur and XL Capital because they do not offer automation of both proportional and non-proportional technical accounting transactions. In comparison to STI, however, their greater financial resources and longer presence in the market have allowed them to generate more sales than STI.

      We believe that we have one of the most complete visions for integrated reinsurance administration and technical accounting required by reinsurance and insurance providers. In making future sales we intend to rely on references from our customers attesting to our efforts to establish the unique and powerful appeal of our solution.

      With greater financial resources as being afforded by the Cornell Capital Standby Equity Distribution Agreement ("SEDA"), we believe we may be able to become a leading provider of enterprise-wide facultative and treaty reinsurance solutions within the next few years.

Market Opportunity

      We are aiming our products and services at the field we know best, the two-and-a-half trillion dollar global insurance and reinsurance industry and its 6,500 primary providers and the many specialized insurance consortia. Our defined target market consists of three segments of major companies and other insurance entities that could greatly benefit from deploying our reinsurance solution. With adequate operating capital secured for the next 24-month period, we will focus our sales efforts in (i) the top twenty-five international reinsurance companies; (ii) domestic and international insurance & reinsurance consortia (Pools), our charter client being one such example. Each such large organization represents multiple sales and licensing opportunities, due to the fact that they have operations and many subsidiaries around the world. Combined, our targeted market segments include 200 opportunities for our initial sales activity. The projected number of clients identified for the plan period amounts to 20% of the initial target market and less than 1% of the total market opportunity. As a result of the interest generated from the deployment in Zurich, our sales pipeline has an initial European concentration. We expect, however, that future growth will be generated primarily from the North American market.

Sales and Marketing

      Our sales and marketing efforts have been hampered until recently, by the difficulties we experienced in obtaining funding on acceptable terms in 2003. The funding commitment we obtained from Cornell Capital has enabled us to pursue our sales and marketing strategy more aggressively.

      With an extended sales and marketing organization, we believe we can accelerate sales through a combination of cost efficient lead generating partnerships working in tandem with our own regional channels.

      We plan to market and sell our products worldwide, at the outset by utilizing a network of international industry contacts developed by senior management and indirectly through third parties. We intend to address further our sales and marketing needs by establishing two fully owned Sales and CRM (Customer Relationship Management) subsidiaries in early 2005 which will serve the North American and European markets, respectively. The Company has tentatively reached an agreement with experienced industry professionals to operate the two subsidiaries. To support our increased sales and marketing efforts, we initiated a targeted advertising campaign in October 2004 through an industry trade publication and a second such trade publication in January 2005. The two industry publications in which we are marketing target executive management and other decision makers throughout the global insurance and reinsurance industry.


Advisory Board

      In June 2004 we established an advisory board consisting of Jay O. Wright and Kurt Gordon. Mr. Wright and Mr. Gordon are the principal members of Lighthouse Advisors, Inc., a company with which we entered into a business development agreement on June 29, 2004. Their appointment to our advisory board was a condition of the agreement. As part of our agreement with Lighthouse Advisors, Mr. Wright and Mr. Gordon have agreed to assist us with introductions to potential customers, advise us with respect to shareholder relations and provide assistance with other services from time to time. A brief description of the business experience of Mr. Wright and Mr. Gordon is provided below.

      Jay O. Wright. Jay O. Wright has served as President and Chief Executive Officer of Mobilepro Corporation, Bethesda Maryland since December 2003. From October 2001 to December 2003, Mr. Wright served as President of Bayberry Capital, Inc., a Maryland based financial consulting firm. During that time, he also served from August 2002 and May 2003 as Chief Financial Officer for Technical and Management Services Corporation where he negotiated the sale of that company to Engineered Support Systems, Inc. Between December 1999 and September 2001 Mr. Wright served as Chief Financial Officer of Speedcom Wireless Corporation, a wireless software technology company, where he helped take that company public via a "reverse merger" and subsequently obtain a Nasdaq SmallCap listing. From January 1999 to November 1999, Mr. Wright served as Senior Vice President of FinanceMatrix.com, a Hamilton, Bermuda based company focused on developing a proprietary financial software architecture to provide tax-efficient financing to sub-investment grade companies. Between May 1997 and January 1999, Mr. Wright served as an investment banker with Merrill Lynch. Prior to that he was a mergers and acquisitions attorney with Skadden, Arps, Slate, Meagher and Flom, LLP in New York and Foley & Lardner in Chicago. Mr. Wright received his Bachelor's degree in Business from Georgetown University (summa cum laude) and a JD degree from the University of Chicago Law School.

      Kurt Gordon. Kurt Gordon has served as Chief Financial Officer of Mobilepro Corporation, Bethesda Maryland since March 2004 and was also as consultant between November 2003 and February 2004. He has over 14 years of experience in finance and operations with special focus on growing entrepreneurial environments. Between April 2000 and September 2003, Mr. Gordon was Chief Financial Officer of TARGUS Information Corporation, which pioneered the development of real time intelligence providing businesses access to information about businesses and consumers who contact them by telephone, Internet and wireless devices. Gordon was a key contributor during the largest revenue and employee growth phase of that company's history. Between March 1997 and April 2000, Mr. Gordon served in several capacities including Director of Finance for KSI Services Incorporated, a real estate acquisition and development corporation. Earlier in his career, Mr. Gordon served as a public accountant and consultant in the Entrepreneurial Services group of Ernst & Young.

RESEARCH AND DEVELOPMENT

      Our research and development efforts are focused on improving and enhancing our existing service offerings as well as developing new proprietary services. In addition, from time to time we supplement our internal research and development activities with outside development resources. The success of new features and editions depend upon several factors, including but not limited to, the timely completion, introduction and market acceptance of the feature or edition. Our research and development expenses were $1,191,767 in fiscal 2002, $265,394 in fiscal 2003, $265,394 during the nine months ended September 30, 2003 and $4,313 during the nine months ended September 30, 2004.

Insurance

      We maintain commercial insurance to the benefit of the Company, which includes General Liability, Products/Completed Operation, and Personal & Advertising Injury; Workers' Compensation; Property; Health and Life insurance. In conjunction with the registration of the Company's Form SB-2, we will add Directors' & Officers' and Professional (Errors & Omission) liability insurance.

Intellectual Property

The Company owns Intellectual Property as outlined below:

1. The SurSITE(R) Suite of modules for insurance and reinsurance comprised of the following web-based functional modules:

      a.    Reinsurance Contract Management

      b.    Technical Accounting Transaction Engine (including all algorithms)

      c. Quote Engine for automated rating of "standard" business including workflow processes and support for conditioning of "non-standard" business by an underwriter

      d.    Direct Business Integration Module

      e.    Business Administration Module

      f.    Report Engine

2.    Registered trademarks:

      a.    SurSITE(R)

      b.    DirectINSURE(R)

3.    Domain Names:

      a.    www.stius.com

      b.    www.sursite.com

      c.    www.PolicyWorld.com

      d.    www.SwissLuftPool.com

Employees


      As of March 16, 2005, we employ three full-time employees and three consultants. We expect the Company's staff to increase by at least 12 full-time employees and approximately ten consultants by the end of the first quarter of 2005. Among the employees we intend to hire is a Chief Financial Officer, as we have a limited number of employees with finance or accounting expertise. We have no collective bargaining agreements with our employees.


Property


      Our principal executive offices are located in approximately 4,500 square feet of leased office space at 5210 Chairmans Court, Suite 3, Frederick, Maryland 21703. Our lease expires on October 31, 2006. We currently pay
$7,625 per month.

                                   MANAGEMENT


      Our directors and executive officers and their ages as of March 16, 2005 are as follows:

            NAME                           AGE          POSITION
            Dan L. Jonson                  61           Chief Executive Officer,
                                                        President, Principal
                                                        Accounting Officer and
                                                        Director
            Subhash C. Bhatia              58           Director
            Andrew Larsen                  57           Director
            Michael Shor                   53           Director
            Mark D. Spaeth                 36           Director

--------------------------------------------------------------------------------

      The following is a brief description of the background of our directors and executive officers. Our directors are elected to one year terms with each director subject to election at the annual meeting of stockholders.


Background Information


      Dan L. Jonson is the President and Chief Executive Officer of our Company and a member of our Board of Directors and has been serving in those capacities since 1997, when the Company become operational. Mr. Jonson also serves as our principal accounting officer. Prior to launching STI, Mr. Jonson served between 1987 and 1996 as Senior Vice President of Strategic Business Development of AVEMCO Corporation, a publicly traded niche insurance company specialized in aviation, marine, and collateral protection for banks and the WINS software for the property and casualty insurance market through its fully owned subsidiary The Wheatley Group Ltd. Between 1980 and 1987, Mr. Jonson served as Vice President of Underwriting of AVEMCO Insurance Company. Mr. Jonson's expertise in the insurance and reinsurance industry was developed over more than thirty years in various industry positions, with the Skandia Group in Stockholm, Sweden, Extended Reinsurance Group in New York and the AVEMCO Group based in Frederick, Maryland. Mr. Jonson also gained experience in underwriting at Skandia Group where he was responsible for underwriting, marketing and business development for the North American, Far East and Pacific Rim markets. Mr. Jonson's professional and educational experiences do not include a significant amount of accounting and finance functions or training.


      Subhash C. Bhatia is a member of our Board of Directors and has been serving in that capacity since 1997. Mr. Bhatia has over 35 years of experience in the Information Technology industry. Mr. Bhatia currently runs the New York based Key Management Group, a software company which specializes in providing offshore IT outsourcing services to the insurance industry. Prior to founding Key Management Group in 1990, Mr. Bhatia had worked for over 20 years in various sales and marketing capacities at IBM, both in India and the United States. During his time at IBM, Mr. Bhatia received various awards including 9 Hundred Percent Clubs and Two Golden Circles. Mr. Bhatia is also the founder of two charitable foundations. Mr. Bhatia obtained an Engineering degree from Delhi College of Engineering in 1967 and earned a Management Diploma from the University of Delhi in 1972.


      Andrew Larsen recently joined our Board of Directors on July 16, 2004. Mr. Larsen has more than 35 years of executive, underwriting and claims experience in the property & casualty and life insurance and reinsurance industry. Mr. Larsen worked at GE between 1996 and 2003, serving in a variety of capacities, most recently as Executive Vice President of GE Financial Assurance between 2000 and 2003. During his tenure at GE, he also served as an officer and Director of the Board of several other GE property & casualty and life insurance subsidiaries. Prior to joining GE, Mr. Larsen served as the Executive Vice President of First Colony Life Insurance Company. Between 1969 and 1986, he held executive, management, underwriting, claims and sales positions at companies including CIGNA Corporation, Chubb & Son, Inc., Liberty Mutual Insurance Company and Fidelity Union Life Insurance Company. Mr. Larsen is currently an adjunct professor within the School of Business and Economics at Lynchburg College where he has been teaching since he retired from GE in 2003. Mr. Larsen received his Bachelor's degree in Political Science from Ursinus College, an MBA in Insurance & Risk Management from Temple University, and Graduate Study in Life Insurance from University of Hartford.

      Michael Shor is a member of our Board of Directors and has been serving in that capacity since June 2004. Michael Shor has over 24 years of executive and sales experience in the Insurance, Banking, and the Investment Industries. Mr. Shor is currently serving as Business Development Officer and Relationship Manager at SunTrust Corporation. Immediately prior to joining SunTrust, Mr. Shor was serving as a Senior Vice President at Morgan Stanley from July 1999 until June 2003. He has also held Senior Vice President positions at First Union Securities and Wheat First Butcher and Singer. Active in the venture capital community for the past ten years, Mr. Shor has helped numerous private and public companies develop strategies for recognizing and achieving their goals. Among some of his other achievements, Mr. Shor is the founder of The Virginia Baseball Club, which has been working to bring Major League Baseball to Northern Virginia for over a decade. He has also served on the boards or Executive Committees of the Northern Virginia Technology Council, National Diabetes Foundation, Nation Leukemia Foundation, and the Northern Virginia American Lung Association.

      Mark D. Spaeth is a member of our Board of Directors and has been serving in that capacity since March 2002. Until May 2004, Mr. Spaeth had been serving as Chief Strategy Officer for Technium, Inc., a Chicago based consultancy for the last five years where he lead the company to develop packaged services through the implementation of robust delivery methodologies. During the last 18 years, Spaeth has worked primarily in technology based roles including Chief Technology Officer and Software Architect across a wide variety of industries including manufacturing, healthcare, finance and insurance. Recently, Mr. Spaeth has been consulting with large manufacturers to improve supply chain processes and realize large scale recoveries. Mr. Spaeth has also written about the enterprise software industry and is currently writing a book about his experiences with enterprise application development and best practices.

Executive Compensation

      Summary Compensation Table. The following table sets forth the annual and long-term compensation for services in all capacities for the fiscal years ended December 31, 2003, 2002 and 2001, paid to our most highly compensated executive officers.

                                                       Summary Compensation Table

                                                Annual Compensation                             Long Term Compensation
                                                -------------------                             ----------------------
                                                                                Awards
                                                                                ------
                                                                              Restricted       Securities
                                                                                 Stock         Underlying         All Other
Name and Principal Position              Year        Salary        Bonus       Award(s)         Options        Compensation(1)
---------------------------              ----        ------        --------    --------         -------        ---------------
Dan L. Jonson                             2003       $208,333      $12,500            --                 --            $25,000
President and Chief Executive Officer     2002       $200,000           $0            --                 --                 --
                                          2001       $175,000           $0            --                 --                 --
                                                                        $0
Birgitta M. Jonson (2)                    2003        $25,008           $0                                              $8,334
Vice President                            2002        $50,004           $0
                                          2001        $50,004           $0
                                                                        $0
Salvatore J. Mastellone (3)               2003        $52,500           $0
Vice President of Human                   2002       $105,000           $0
  Resources and Administration            2001       $105,000           $0
                                                                        $0
Urban K. Jonson (4)                       2003       $100,000           $0
Senior Vice President and                 2002       $150,000           $0
  Chief Technology Officer                2001        $67,429           $0

(1) All of the amounts in this column were paid in the form of stock for deferred compensation. The amounts listed represent the fair market value of the stock on the date of grant.
(2) Salary received by Ms. Jonson was paid through June 30, 2003, her last day of employment with the Company.
(3) Salary received by Mr. Mastellone was paid through June 30, 2003, his last day of employment with the Company.
(4) Salary received by Mr. Jonson was paid through July 31, 2003, his last day of employment with the Company.

           Aggregated Option Exercises In Last Fiscal Year And Fiscal
                             Year-End Option Values

      The following table sets forth certain information concerning the number and value of securities underlying exercisable and unexercisable stock options as of the fiscal year ended December 31, 2003 by our executive officers listed in the Summary Compensation Table above.

                                                                   Number of Securities
                                      Number of                Underlying Unexercised    Value of Unexercised
                                       Shares                        Options at          In-the-Money Options at
                                     Acquired on    Value       December 31, 2003(1)     December 31, 2003(1)
Name                                  Exercise     Realized   Exercisable/Unexercisable Exercisable/Unexercisable
----                                  --------     --------   -------------------------   --------------------
Dan L. Jonson                            None       N/A     2,488,933 /   1,594,287       $124,447    $79,714
Birgitta M. Jonson                       None       N/A             0 /           0             --          --
Salvatore J. Mastellone                  None       N/A             0 /           0             --          --
Urban K. Jonson                          None       N/A             0 /           0             --          --

(1) Based on the initial public offering price of $0.15 per share, minus the exercise price, multiplied by the number of shares issued upon the exercise of, or subject to, the option, without taking into account any taxes that may be payable in connection with the transaction. All shares in this table reflect a 20:1 stock split that took place on June 22, 2004.

Compensation of Directors

      We have no standard arrangement pursuant to which our directors are compensated for services provided as a director.

Employment Agreements


      The Company does not have any employment agreements with any of its employees or Dan Jonson, its Chief Executive Officer, President and Principal Accounting Officer.

Employee Benefit Plans

      2002 Stock Incentive Plan

      Our 2002 Stock Incentive Plan, or the Stock Plan, was approved by our board of directors on October 10, 2002 and by our stockholders in on October 11, 2002.

      Purpose. The Stock Plan is intended to make available incentives that will assist us to attract, retain and motivate employees whose contributions are essential to our success. We may provide these incentives through the grant of stock options, stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing.

      Shares Subject to Equity Plan. A total of 30,000,000 shares of our common stock are authorized and reserved for issuance under the Stock Plan. As of March 16, 2005, there were outstanding under the Stock Plan options to purchase 29,850,000 shares of common stock. As of March 16, 2005, a total of 150,000 shares of common stock remained available for future option grants.

      The board of directors may elect to increase the number of shares authorized for issuance under the Stock Plan, subject to stockholder approval. Appropriate adjustments will be made in the number of authorized shares and in outstanding awards in the event of a stock split or other change in our capital structure. Shares subject to awards which expire or are cancelled or forfeited will again become available for issuance under the Stock Plan, provided, however, that any shares that are surrendered or withheld by the Company in connection with any award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, or the Code.

      Administration. The administration of our Stock Plan will generally be the Board or such committee or committees as may be appointed by the Board from time to time, including, but not limited to a compensation committee. Additionally, the board may delegate to one or more officers, authority, subject to limitations specified by the Plan and state law, to grant stock options, stock appreciation rights, stock awards, phantom stock awards, performance awards or other stock-based awards, to other officers and employees of the Company and its affiliates. Subject to the provisions of the Stock Plan, the administrator determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. All awards must be evidenced by a written agreement between us and the participant. The administrator may amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The administrator has the authority to construe and interpret the terms of the Stock Plan and awards granted under it.

      Eligibility. Awards may be granted under the Stock Plan to our employees, including officers, directors, or consultants or those of any present or future parent or subsidiary corporation or other affiliated entity. While we grant incentive stock options only to employees, we may grant nonstatutory stock options, stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing, to any eligible participant.

      Stock Options. The administrator may from time to time grant to eligible participants awards of incentive stock options as that term is defined in section 422 of the Code or nonstatutory stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing "parent corporation" or "subsidiary corporation," as defined in Code sections 424(e) and (f), respectively, of the Company. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value as of the date of grant, but nonstatutory stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the administrator at the time of grant or in the grant agreement evidencing such stock option.

      Stock Appreciation Rights. A stock appreciation right, or SAR, gives a participant the right to receive the appreciation in the fair market value of our common stock between the date of grant of the award and the date of its exercise. We may pay the appreciation either in cash or in shares of our common stock.

      Stock Awards. The administrator may grant restricted or unrestricted stock awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the administrator.

      Phantom Stock. The administrator may grant awards to eligible participants denominated in stock-equivalent units, or phantom stock, in such amounts and on such terms and conditions as it shall determine. An award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the administrator. Except as otherwise provided in the applicable grant agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

      Performance Awards. The administrator may grant performance awards which become payable on account of attainment of one or more performance goals established by the administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the administrator. Performance goals established by the administrator may be based on the Company's or an affiliate's operating income or one or more other business criteria selected by the administrator that apply to an individual or group of individuals, a business unit, or the Company or an affiliate as a whole, over such performance period as the administrator may designate.

      Other Stock-Based Awards. The administrator may grant other stock-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the administrator.

      Change in Control. In the event of a change in control, the acquiring or successor entity may assume all outstanding stock options and other awards that are payable in or convertible into common stock under the Stock Plan or substitute substantially equivalent options and other awards. If the outstanding stock options and other awards are not assumed by the acquiring or successor entity, then all unexercised portions of such outstanding awards will terminate. Alternatively, the holders of stock options and other awards will be permitted, immediately before the change in control, to exercise or convert all portions of such stock options or other awards, upon or prior to the effective time of the change in control. If, immediately before the change in control, no stock of the Company is readily tradeable on an established securities market or otherwise, and the vesting of an award or awards pursuant to the Stock Plan would be treated as a "parachute payment" (as defined in section 280G of the Code), then such award or awards shall not vest unless the requirements of the shareholder approval exemption of section 280G(b)(5) of the Code have been satisfied with respect to such award or awards.

      Amendment and Termination. The Stock Plan will continue in effect until the tenth anniversary of its approval by the stockholders. The Stock Plan may only be amended to increase the number of shares authorized with the approval of the stockholders. Amendment, suspension or termination of the Stock Plan may not adversely affect any outstanding award without the consent of the participant, unless such amendment, suspension or termination is necessary to comply with applicable law.

Change in Control

      There are no arrangements which would result in payments to any officers or directors in the event of a change-in-control of STI.

Indemnification

      Our Certificate of Incorporation and Bylaws provide that we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the state of Delaware.


      The indemnification of any officer, director, employee or agent of the Company shall be made only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because such person or persons have met the standard of conduct described above. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum or
(ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

      Our Certificate of Incorporation provides further, that none of our directors shall be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.


      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                LEGAL PROCEEDINGS

      We are not subject to any action, suit, proceeding, claim, arbitration or investigation before any court or governmental agency.

                             PRINCIPAL SHAREHOLDERS

Beneficial Owners


      The following table sets forth information regarding the beneficial ownership of our common stock as of March 16, 2005 for:


      o each person known by us to own beneficially more than 5% of our of common stock;

      o     each of our directors;

      o each executive officer listed in the Summary Compensation Table above; and

      o     all directors and executive officers as a group.

      Unless otherwise indicated below, to our knowledge, all persons and entities listed below have sole voting and investment power over their shares of common stock, except to the extent that individuals share authority with spouses under applicable law.

                                                         Shares
                                        Title of      Beneficially     Percent
Name and Address                         Class          Owned (1)    of Class(1)
----------------                      -------------   ------------   -----------
Dan Jonson
5210 Chairmans Court
Suite 3
Frederick, MD  21703                   Common           33,121,966      47.4%

Crosshill Georgetown Capital, LP
1000 Wilson Boulevard
Suite 1850
Arlington, Virginia 22209              Common           22,204,900      32.4%

Subhash Bhatia
5210 Chairmans Court
Suite 3
Frederick, MD  21703                   Common            8,213,280      15.1%

Birgitta Jonson
5210 Chairmans Court
Suite 3
Frederick, MD  21703                   Common            5,551,200      10.7%

Mobilepro Corp.
6701 Democracy Blvd.
Suite 300
Bethesda, MD  20817                    Common            5,121,855      10.0%

SQL Star International
1265 El Camino Real,
Suite 206
Santa Clara, CA  95050                 Common            4,331,400       8.6%

Michael Shor
5210 Chairmans Court
Suite 3
Frederick, MD  21703                   Common            4,000,000       8.0%

Robert Coyne
5210 Chairmans Court
Suite 3
Frederick, MD  21703                   Common            3,600,000       7.2%

State of Maryland
Department of Business and Economic
Development
826 E. Baltimore Street
Baltimore, MD  21202                   Common            3,500,100       7.0%

Key Management Group
125 Baylis Road, Suite 260
Melville, NY  11747                    Common            2,746,200       5.6%

Margaret Bogen Coyne
5210 Chairmans Court
Suite 3
Frederick, MD  21703                   Common            2,446,200       5.0%

Officers and Directors as a Group

(3 Persons) (2)                        Common           45,335,246      55.2%

----------
*     Less than 1%.


(1) Applicable percentage of ownership is based on 46,230,154 shares of common stock outstanding as of March 16, 2005, together with applicable options for each shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 16, 2005 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) As of March 16, 2005, Dan Jonson was our sole executive officer. Subhash Bhatia and Michael Shor are directors of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On January 1, 2004, the Company entered into a Revolving Note Purchase Agreement with Birgitta Jonson, the wife of Dan Jonson, the Company's President, Chief Executive Officer and a member of its Board of Directors. Pursuant to the aforementioned agreement, Ms. Jonson agreed to lend the Company up to $75,000.

      On June 3, 2004, the Company entered into a Note and Warrant Purchase Agreement with Michael Shor, pursuant to which the Company borrowed $50,000 from Mr. Shor and pursuant to which Mr. Shor received warrants to purchase up to 4,000,000 shares of the Company's common stock. As a condition to the execution of the aforementioned agreement, the Company appointed Mr. Shor to its Board of Directors.

                            DESCRIPTION OF SECURITIES

      The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus forms a part.

Common Stock

      On June 28, 2004, STI amended its Certificate of Incorporation and now is authorized to issue up to 500,000,000 shares of common stock, with a par value of $0.001 per share, of which 46,230,154 shares are issued and outstanding as of November 11, 2004.

      Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights.


      STI does not currently anticipate paying any dividends on its common stock. In the event of a liquidation, dissolution or winding up of STI, the holders of shares of common stock are entitled to share pro-rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase STI's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.


Options


      As of March 16, 2005, we had 30,000,000 outstanding options with exercise prices ranging from $0.05 to $0.10.


Warrants


      As of March 16, 2005, warrants to purchase 26,204,900 shares of our common stock were outstanding with exercise prices ranging from of $0.001 to $0.10 per share. The weighted average exercise price of the warrants is $0.016 per share. Each warrant contains provisions for the adjustment of the exercise price and the number of shares issuable upon the exercise of the warrant in the event of stock dividends, stock splits, reorganizations and reclassifications and consolidations.


Transfer Agent and Registrar

      SunTrust Bank is the transfer agent and registrar for our common stock. Its address is 58 Edgewood Avenue, Room 225, Atlanta, GA 30303. Its telephone number is (404) 588-7622.

Exchange Listing


      We expect to apply to list our common stock on either the OTC Bulletin Board market which is maintained by the National Association of Securities Dealers, or the Pink Sheets.

                          CHANGES IN AND DISAGREEMENTS
             WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

      Our Board of Directors approved a decision to engage Bagell, Josephs & Company, LLC, as our independent auditors for our fiscal years ending December 31, 2003. Bagell, Josephs & Company, LLC accepted such appointment on June 30, 2004.

      Bagell, Josephs & Company, LLC also audited our financial statements for the year ending December 31, 2002 which are provided in this registration statement.

                                     EXPERTS

      The financial statements as of September 30, 2004 and 2003 and for each of the years in the period ended December 31, 2003 and 2002 included in this Prospectus have been included in reliance on the report of Bagell, Josephs & Company, LLC, independent accountants, given on the authority of said firm as experts in auditing and accounting. Each of the reports contains an explanatory paragraph relating to STI's ability to continue as a going concern.

                                  LEGAL MATTERS

      Schiff Hardin LLP, Washington, D.C., will pass upon the validity of the shares of our common stock.

                              AVAILABLE INFORMATION

      For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other statement filed with the Securities and Exchange Commission or included as an exhibit, or otherwise, each such statement, being qualified by and subject to such reference in all respects.

      Reports, registration statements, proxy and information statements, and other information filed by us with the Securities and Exchange Commission can be inspected and copied at the public reference room maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Securities and Exchange Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information. You may obtain information on the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

                     SOLUTION TECHNOLOGY INTERNATIONAL, INC.
                          REVIEWED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2004 AND 2003
                         AND DECEMBER 31, 2003 AND 2002

                     SOLUTION TECHNOLOGY INTERNATIONAL, INC.
                          REVIEWED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2004 AND 2003

                     INDEX TO REVIEWED FINANCIAL STATEMENTS


                                                                        Page(s)
                                                                        -------

Report of Independent Registered Public Accounting Firm                   F-1

Reviewed Financial Statements:

         Balance Sheets as of September 30, 2004 and 2003                 F-2

         Statements of Operations for the Nine Months Ended
            September 30, 2004 and 2003                                   F-3

         Statements of Changes in Stockholder's (Deficit) for the
            Nine Months Ended September 30, 2004 and 2003                 F-4

         Statements of Cash Flows for the Nine Months Ended
            September 30, 2004 and 2003                                   F-5

         Notes to Reviewed Financial Statements                       F-6 - F-20

                     BAGELL, JOSEPHS & COMPANY, L.L.C.
                       Certified Public Accountants

                            High Ridge Commons
                              Suites 400-403
                        200 Haddonfield Berlin Road
                        Gibbsboro, New Jersey 08026
                     (856) 346-2828 Fax (856) 346-2882

          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Solutions Technology International, Inc.
Fredrick, Maryland

We have reviewed the accompanying balance sheets of Solution Technology International, Inc. (the "Company") as of September 30, 2004 and 2003 and the related statements of operations, changes in stockholders' (deficit), and cash flows for the nine months then ended. These interim financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the financial statements referred to above in order for them to be in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 16 to the financial statements, certain conditions indicate that the Company may be unable to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

BAGELL, JOSEPHS & COMPANY, L.L.C.
BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey

October 18, 2004

               MEMBER OF: AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                          NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS NEW YORK STATE SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS

                    SOLUTION TECHNOLOGY INTERNATIONAL, INC.
                            REVIEWED BALANCE SHEETS
                          SEPTEMBER 30, 2004 AND 2003

                                                                            2004            2003
                                                                         -----------    -----------
                                     ASSETS
                                     ------

Current Assets:
  Cash and cash equivalents                                              $    31,740    $   145,862
  Accounts receivable, net                                                        --            935
                                                                         -----------    -----------

    Total Current Assets                                                      31,740        146,797
                                                                         -----------    -----------

  Fixed assets, net of depreciation                                           50,367         71,493
                                                                         -----------    -----------

Other Assets:
  Intangible assets, net                                                     961,229        961,229
  Security deposits                                                            7,065          7,065
                                                                         -----------    -----------

    Total Other Assets                                                       968,294        968,294
                                                                         -----------    -----------

TOTAL ASSETS                                                             $ 1,050,401    $ 1,186,584
                                                                         ===========    ===========

                    LIABILITIES AND STOCKHOLDERS' (DEFICIT)
                    ---------------------------------------

LIABILITIES
Current Liabilities:
  Notes payable                                                          $        --    $   795,000
  Notes payable - bank                                                        75,000             --
  Notes payable - related parties                                            100,000             --
  Revolving promissory note                                                       --        750,000
  Convertible debentures                                                     600,000             --
  Current maturities of long-term debt                                       410,000             --
  Current portion of obligations under capital lease                           2,637         10,500
  Accounts payable and accrued expenses                                      352,049        122,816
                                                                         -----------    -----------

      Total Current Liabilities                                            1,539,686      1,678,316
                                                                         -----------    -----------

Long-term Liabilities:
  Deferred compensation                                                      125,103        148,603
  Long-term debt, less current maturities                                    990,000             --
  Obligations under capital lease, net of current maturities                   2,525          5,278
                                                                         -----------    -----------

      Total Long-term Liabilities                                          1,117,628        153,881
                                                                         -----------    -----------

      Total Liabilities                                                    2,657,314      1,832,197
                                                                         -----------    -----------

STOCKHOLDERS' (DEFICIT)
  Common stock, $.001 Par Value; 500,000,000 and 20,000,000
    shares authorized;  46,230,154 and 1,952,895 pre-split and
     39,057,900 post-split shares issued and outstanding, respectively        46,230          1,953
  Additional paid-in capital                                               2,325,211      2,219,488
  Accumulated deficit                                                     (3,978,354)    (2,867,054)
                                                                         -----------    -----------

      Total Stockholders' (Deficit)                                       (1,606,913)      (645,613)
                                                                         -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)                            $ 1,050,401    $ 1,186,584
                                                                         ===========    ===========

          See accompanying notes to reviewed financial statements and accountants' review report.

                     SOLUTION TECHNOLOGY INTERNATIONAL, INC.
                        REVIEWED STATEMENTS OF OPERATIONS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

                                                    2004           2003
                                               ------------    ------------

OPERATING REVENUES
  Sales                                        $      6,900    $  1,173,559
                                               ------------    ------------

COST OF SALES
   Development costs                                  4,313         265,394
   Compensation expense                             180,000         417,531
                                               ------------    ------------
       Total Cost of Sales                          184,313         682,925
                                               ------------    ------------

GROSS LOSS                                         (177,413)        490,634
                                               ------------    ------------

OPERATING EXPENSES
   Compensation expense                             122,374         568,692
   Professional fees                                395,830         140,045
   Rent expense                                      75,287          64,160
   Other general and administrative expenses         85,675         100,268
   Depreciation and amortization                     15,844          15,844
                                               ------------    ------------
       Total Operating Expenses                     695,010         889,009
                                               ------------    ------------

LOSS BEFORE OTHER INCOME (EXPENSE)                 (872,423)       (398,375)
                                               ------------    ------------

OTHER INCOME (EXPENSE)
   Interest income                                      158           1,023
   Interest expense                                (103,885)        (87,046)
                                               ------------    ------------
       Total Other Income (Expense)                (103,727)        (86,023)
                                               ------------    ------------

NET LOSS BEFORE PROVISION FOR INCOME TAXES         (976,150)       (484,398)
Provision for Income Taxes                               --              --
                                               ------------    ------------

NET LOSS APPLICABLE TO COMMON SHARES           $   (976,150)   $   (484,398)
                                               ============    ============

NET LOSS PER BASIC AND DILUTED SHARES          $      (0.02)   $      (0.01)
                                               ============    ============

WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING (POST SPLIT)              42,095,367      39,057,900
                                               ============    ============

            See accompanying notes to reviewed financial statements
                        and accountants' review report.

                     SOLUTION TECHNOLOGY INTERNATIONAL, INC.
            REVIEWED STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIT)
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

                                                                                       Additional
                                                                  Common Stock           Paid-in       Accumulated
                                                               Shares       Amount       Capital         Deficits          Total
                                                             ----------------------   -----------    --------------    -----------
Balance December 31, 2002                                     1,952,985   $   1,953   $ 2,219,488    $   (2,382,656)   $  (161,215)

Net loss for the nine months ended September 30, 2003                --          --            --          (484,398)      (484,398)
                                                             ----------   ---------   -----------    --------------    -----------

Balance September 30, 2003                              (1)   1,952,985   $   1,953   $ 2,219,488    $   (2,867,054)   $  (645,613)
                                                             ==========   =========   ===========    ==============    ===========


Balance December 31, 2003                                     1,952,985   $   1,953   $ 2,219,488    $   (3,002,204)   $  (780,763)

Stock split 20:1                                             37,106,715      37,107       (37,107)               --             --

Common stock issued for services                              7,170,454       7,170       142,830                --        150,000

Net loss for the nine months ended September 30, 2004                --          --            --          (976,150)      (976,150)
                                                             ----------   ---------   -----------    --------------    -----------

Balance September 30, 2004                                   46,230,154   $  46,230   $ 2,325,211    $   (3,978,354)   $(1,606,913)
                                                             ==========   =========   ===========    ==============    ===========

(1) In 2004, there was a 20:1 stock split which increased the issued and outstanding common shares to 39,059,700.

            See accompanying notes to reviewed financial statements
                        and accountants' review report.

                     SOLUTION TECHNOLOGY INTERNATIONAL, INC.
                        REVIEWED STATEMENTS OF CASH FLOWS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

                                                                 2004            2003
                                                            ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                 $   (976,150)   $   (484,398)
                                                            ------------    ------------

   Adjustments to reconcile net loss to net cash
     used in operating activities:
     Depreciation and amortization                                15,844          15,844
     Common stock issued for services                            150,000              --

  Changes in assets and liabilities
     Decrease in accounts receivable                              11,055          70,814
     Decrease in prepaid expenses and other assets                    --          17,767
     Increase (decrease) in deferred compensation                (11,000)         95,828
     Increase (decrease) in accounts payable and
       and accrued expenses                                      198,918        (333,456)
                                                            ------------    ------------
     Total adjustments                                           364,817        (133,203)
                                                            ------------    ------------

     Net cash (used in) operating activities                    (611,333)       (617,601)
                                                            ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITES
    Proceeds from convertible debentures                         600,000              --
    Proceeds from revolving promissory note                           --         750,000
    Proceeds from line of credit                                  75,000              --
    Proceeds from notes payable -  related parties               108,164              --
    Payment on notes payable - related parties                    (8,164)             --
    Proceeds from note payable                                        --         130,000
    Payment on long-term debt                                    (45,000)             --
    Payment on revolving promissory note                        (100,000)             --
    Payments of notes payable - bank                                  --        (110,104)
    Payments of obligations under capital lease                   (7,811)         (7,340)
                                                            ------------    ------------

       Net cash provided by financing activities                 622,189         762,556
                                                            ------------    ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                         10,856         144,955

CASH AND CASH EQUIVALENTS -
    BEGINNING OF PERIOD                                           20,884             907
                                                            ------------    ------------

CASH AND CASH EQUIVALENTS - END OF PERIOD                   $     31,740    $    145,862
                                                            ============    ============

CASH PAID DURING THE PERIOD FOR:
    Interest expense                                        $    104,886    $     75,276
                                                            ============    ============

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
   AND FINANCING ACTIVITIES:

Common stock issued for services                            $    150,000    $         --
                                                            ============    ============

Conversion of revolving promissory note to long-term debt   $    390,000    $         --
                                                            ============    ============

Conversion of note payable to long-term debt                $    795,000    $         --
                                                            ============    ============

            See accompanying notes to reviewed financial statements
                        and accountants' review report.

                  SOLUTION TECHNOLOGY INTERNATIONAL, INC.
                  NOTES TO REVIEWED FINANCIAL STATEMENTS
                        SEPTEMBER 30, 2004 AND 2003

NOTE 1-  ORGANIZATION AND BASIS OF PRESENTATION

         Solution Technology International, Inc. (the "Company") incorporated in Delaware on April 27, 1993, is a software product company based in Frederick, Maryland offering an enterprise solution for the global insurance and reinsurance industry. The Company has created complex reinsurance algorithms and methodologies to support automation of complex technical accounting methods and claims recovery processes. The Company has also developed sophisticated expert underwriting methods and trend analysis tools that support the insurance and reinsurance industries.

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

         The Company maintains cash and cash equivalents with a financial institution that periodically exceed the limit of insurability under Federal Deposit Insurance Corporation.

         IDENTIFIED INTANGIBLE ASSETS

         Intellectual property assets represent technology and are amortized over the periods of benefit, ranging from two to ten years, generally on a straight-line basis.

         Identified intangible assets are regularly reviewed to determine whether facts and circumstances exist which indicate that the useful life is shorter than originally estimated or the carrying amount of assets may not be recoverable. The Company assesses the recoverability of its identifiable intangible assets by comparing the projected discounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.

         START-UP COSTS

         In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-up Activities", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

                  SOLUTION TECHNOLOGY INTERNATIONAL, INC.
            NOTES TO REVIEWED FINANCIAL STATEMENTS (CONTINUED)
                        SEPTEMBER 30, 2004 AND 2003

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         REVENUE RECOGNITION

         The Company records its transactions under the accrual method of accounting whereby income is recognized when the services are billed rather than when the fees are collected, and costs and expenses are recognized in the period they are incurred rather than when paid.

         The Company is a software product company who has developed a software package to help insurance and reinsurance companies in their claims recovery process.

         In 2002, the Company entered into an agreement with the Swiss Pool for Aviation Insurance ("SPL") and recorded revenue under this agreement for license and hosting services rendered. SPL consists of a pool of approximately 26 insurance and reinsurance companies.

         The Company accounts for the licensing of software in accordance with the American Institute of Certified Public Accountants Statement of Position (SOP) 97-2, "Software Revenue Recognition." The Company recognizes revenue when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the sales price is fixed or determinable; and (iv) the ability to collect is reasonably assured. For software arrangements with multiple elements, revenue is recognized dependent upon whether vendor-specific objective evidence (VSOE) of fair value exists for each of the elements. When VSOE does not exist for all the elements of a software arrangement and the only undelivered element is post-contract customer support (PCS), the entire licensing fee is recognized ratably over the contract period. Revenue attributable to undelivered elements, including technical support, is based on the average sales price of those elements, when sold separately, and is recognized ratably on a straight-line basis over the products life cycle. PCS revenue is recognized ratably over the contract period. Shipping charges billed to customers are included in revenue and the related shipping costs are included in cost of sales.

         INCOME TAXES

         The income tax benefit is computed on the pretax loss based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates. No benefit is reflected for the nine months ended September 30, 2004 and 2003, respectively.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

                  SOLUTION TECHNOLOGY INTERNATIONAL, INC.
            NOTES TO REVIEWED FINANCIAL STATEMENTS (CONTINUED)
                        SEPTEMBER 30, 2004 AND 2003

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         ADVERTISING COSTS

         The Company expenses the costs associated with advertising as incurred. Advertising expenses are included in the statements of operations for the nine months ended September 30, 2004 and 2003.

         FIXED ASSETS

         Furniture and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

         When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments.

         ACCOUNTS RECEIVABLE

         The Company conducts business and extends credit based on an evaluation of the customers' financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

         EARNINGS (LOSS) PER SHARE OF COMMON STOCK

         Historical net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issued pursuant to the exercise of stock options and warrants. Common share amounts have been retroactively adjusted for the 20:1 stock split that occurred in 2004. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

                  SOLUTION TECHNOLOGY INTERNATIONAL, INC.
            NOTES TO REVIEWED FINANCIAL STATEMENTS (CONTINUED)
                        SEPTEMBER 30, 2004 AND 2003

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         EARNINGS (LOSS) PER SHARE OF COMMON STOCK (CONTINUED)

         The following is a reconciliation of the computation for basic and diluted EPS:

                                                          SEPTEMBER 30,
                                                   2004                2003
                                               ------------        ------------

Net loss                                       $   (976,150)       $   (472,628)
                                               ------------        ------------

Weighted-average common shares
Outstanding (Basic)                              42,095,367          39,057,900

Weighted-average common stock
Equivalents
     Stock options                                        -                   -
     Warrants                                             -                   -
                                               ------------        ------------

Weighted-average common shares
Outstanding (Diluted)                            42,095,367          39,057,900
                                               ============        ============

         Options and warrants outstanding to purchase stock were not included in the computation of diluted EPS for September 30, 2004 and 2003 because inclusion would have been antidilutive.

         GOODWILL AND OTHER INTANGIBLE ASSETS

         In June 2001, the FASB issued Statement No. 142 "Goodwill and Other Intangible Assets". This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements.

                  SOLUTION TECHNOLOGY INTERNATIONAL, INC.
            NOTES TO REVIEWED FINANCIAL STATEMENTS (CONTINUED)
                        SEPTEMBER 30, 2004 AND 2003

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         STOCK-BASED COMPENSATION

         Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", and related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS 123 and has adopted the enhanced disclosure provisions of SFAS No. 148 "Accounting for Stock-Based Compensation- Transition and Disclosure, an amendment of SFAS No. 123".

         The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. In each of the periods presented, the vesting period was the period in which the options were granted. All options were expensed to compensation in the period granted rather than the exercise date.

         The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

                  SOLUTION TECHNOLOGY INTERNATIONAL, INC.
            NOTES TO REVIEWED FINANCIAL STATEMENTS (CONTINUED)
                        SEPTEMBER 30, 2004 AND 2003

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         RECENT ACCOUNTING PRONOUNCEMENTS

         On October 3, 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), that is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB's new rules on asset impairment supersede SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and portions of Accounting Principles Board Opinion 30, "Reporting the Results of Operations." This Standard provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. This Standard also requires expected future operating losses from discontinued operations to be displayed in the period (s) in which the losses are incurred, rather than as of the measurement date as presently required.

         In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. This statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that statement, SFAS No. 44, Accounting for Intangible Assets of Motor Carriers, and SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements. This statement amends SFAS No. 13, "Accounting for Leases", to eliminate inconsistencies between the required accounting for sales-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sales-leaseback transactions.

         Also, this statement amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. Provisions of SFAS No. 145 related to the rescissions of SFAS No. 4 were effective for the Company on November 1, 2002 and provisions affecting SFAS No. 13 were effective for transactions occurring after May 15, 2002. The adoption of SFAS No. 145 did not have a significant impact on the Company's results of operations or financial position.

                  SOLUTION TECHNOLOGY INTERNATIONAL, INC.
            NOTES TO REVIEWED FINANCIAL STATEMENTS (CONTINUED)
                        SEPTEMBER 30, 2004 AND 2003

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

         In June 2003, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". This statement covers restructuring type activities beginning with plans initiated after December 31, 2002. Activities covered by this standard that are entered into after that date will be recorded in accordance with provisions of SFAS No. 146. The adoption of SFAS No. 146 did not have a significant impact on the Company's results of operations or financial position.

         In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123"("SFAS 148"). SFAS 148 amends FASB Statement No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting", to require disclosure about those effects in interim financial information. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002. The Company will continue to account for stock-based employee compensation using the intrinsic value method of APB Opinion No. 25, "Accounting for Stock Issued to Employees," but has adopted the enhanced disclosure requirements of SFAS 148.

         In April 2003, the FASB issued SFAS Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Most provisions of this Statement should be applied prospectively. The adoption of this statement did not have a significant impact on the Company's results of operations or financial position.

                  SOLUTION TECHNOLOGY INTERNATIONAL, INC.
            NOTES TO REVIEWED FINANCIAL STATEMENTS (CONTINUED)
                        SEPTEMBER 30, 2004 AND 2003

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

         In May 2003, the FASB issued SFAS Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement did not have a significant impact on the Company's results of operations or financial position.

         In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The recognition requirements are effective for guarantees issued or modified after December 31, 2002 for initial recognition and initial measurement provisions. The adoption of FIN 45 did not have a significant impact on the Company's results of operations or financial position.

         In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51". FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have a significant impact on the Company' results of operations or financial position.

                  SOLUTION TECHNOLOGY INTERNATIONAL, INC.
            NOTES TO REVIEWED FINANCIAL STATEMENTS (CONTINUED)
                        SEPTEMBER 30, 2004 AND 2003

NOTE 3-  FIXED ASSETS

         Property and equipment as of September 30, 2004 and 2003 were as follows:

                                       Estimated
                                        Useful
                                     Lives (Years)        2004         2003
                                     -------------      ----           ----
         Furniture and fixtures            7          $ 23,268     $ 23,268
         Machinery and equipment          3-7           80,016       80,016
         Leasehold improvements           39            11,870       11,870
         Vehicles                          5            26,908       26,908
                                                        ------       ------
                                                       142,062      142,062
         Less: accumulated
               depreciation                             91,695       70,569
                                                      --------     --------
         Property and equipment, net                  $ 50,367     $ 71,493
                                                      ========     ========

         There was $15,844 charged to operations for depreciation expense for the nine months ended September 30, 2004 and 2003, respectively.

NOTE 4-  NOTES PAYABLE


         The Company entered into an agreement with SPL whereby SPL advanced the Company under their Master SurSite Agreement, a license/hosting fee and associated professional service fees. Advanced fees were recognized as both revenue to the Company for achieving certain benchmarks in accordance with the agreement, and certain fees were advances to be repaid due to contractual obligations to SPL. The original terms were for the advances to be repaid in a period not to exceed five years, no interest. In 2004, interest started accruing at 2.5% annually. The Company originally was advanced $700,000 from June 2002 through October 2002, and credited one quarterly maintenance fee of $35,000 in 2002 and two quarterly maintenance fees totaling $70,000 in 2003. Additionally, SPL advanced another $200,000 in 2003 at 9% interest annually. Interest expense on this portion for the nine months ended September 30, 2004 and 2003 was $18,049 and $10,101, respectively. The note payable balance due at September 30, 2004 and 2003 was $750,000. All amounts are included as current liabilities due to the fact that these amounts are due on demand. These notes were converted to long-term debt on September 3, 2004. (See Note 9).

                  SOLUTION TECHNOLOGY INTERNATIONAL, INC.
            NOTES TO REVIEWED FINANCIAL STATEMENTS (CONTINUED)
                        SEPTEMBER 30, 2004 AND 2003

NOTE 5-  NOTES PAYABLE - BANK

         The Company during 2004 and 2003 maintained a $200,000 Line of Credit with two banks. The Company would borrow funds from time to time for working capital needs. Interest on the lines of credit were variable at prime rate plus 2.5%. The balance at September 30, 2004 and 2003 was $75,000 and $0, respectively. Interest for the nine months ended September 30, 2004 and 2003 was $2,957 and $469, respectively.

NOTE 6-  NOTES PAYABLE - RELATED PARTIES

         The Company has notes payable due to two related parties:

         Two unsecured twenty five thousand dollar notes payable to a director of the organization, due June 2005 or upon obtaining an equity line of credit whichever is earlier, with interest payable at 8%. Interest expense for the nine months ended September 30, 2004 was $1,333.

         An unsecured fifty thousand-note payable to a former officer of the Company, due December 31, 2004, with interest payable at 6.5%. Interest expense for the nine months ended September 30, 2004 was $1,286.

NOTE 7-  REVOLVING PROMISSORY NOTE

         The Company entered into a revolving promissory note agreement (the "Agreement") with Crosshill Georgetown Capital, L.P. ("Crosshill") on January 10, 2003. Pursuant to the Agreement, Crosshill loaned the Company $750,000 which matures upon the earlier of the Company closing on an equity raise of not less than $2,000,000 or July 10, 2003, which has been amended on three occasions through March 31, 2004. The note accrued interest at 12% annually. This note was converted to long-term debt on July 1, 2004. (See Note 9). The Company had $650,000 outstanding at September 30, 2004. Interest expense for the nine months ended September 30, 2004 and 2003 was $87,792 and $73,750 due to added interest payments due to late payments made by the Company.

         The amounts are secured by a Loan and Security Agreement and an Intellectual Property Security Agreement. In addition, the Company issued 930,245 warrants pre-split and 18,604,900 post-split to Crosshill for inducement to enter into the Agreement. In accordance with the third amendment which established March 31, 2004 as the new maturity date, these warrants increase 60,000 pre-split and 1,200,000 post-split per month effective April 2004, should the Company fail to repay the note.

         Crosshill can purchase these warrants for $1 and other good and valuable consideration as defined in the Warrant Agreement. The warrants have a price of $.001 (the par value of the Company) and expire January 9, 2010.

                  SOLUTION TECHNOLOGY INTERNATIONAL, INC.
            NOTES TO REVIEWED FINANCIAL STATEMENTS (CONTINUED)
                        SEPTEMBER 30, 2004 AND 2003

NOTE 8-  CONVERTIBLE DEBENTURES

         On June 28, 2004, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners was obligated to purchase $600,000 of secured convertible debentures from the Company.

         On June 29, 2004, Cornell Capital Partners purchased $300,000 of convertible debentures and purchased $300,000 additional debentures on August 26, 2004. These debentures accrue interest at a rate of 5% per year. The debentures are convertible into the Company's common stock at the holders' option any time up to maturity at an agreed-upon conversion price. The assets of the Company in accordance with an Inter-creditor Agreement secure the debentures. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at an agreed-upon conversion price.

NOTE 9-  LONG-TERM DEBT

         Long-term debt consists of the following:
                                                               September 30,
                                                              2004       2003
                                                          ----------   --------

Installment note payable to SPL through
September 2008, principal payment of $50,000 due
quarterly commencing January 1, 2005 for 15 quarters
with an annual interest rate of 2.5%. (See Note 4)        $  750,000   $      -

Installment note payable to Crosshill due through
April 2007, principal payments of $65,000 payable
quarterly commencing October 1, 2004, with
interest at 7.5% due monthly.  (See Note 7)                  650,000          -
                                                          ----------   --------

Total debt                                                 1,400,000          -
Less current maturities                                      410,000          -
                                                          ----------   --------

Long-term debt - net of current maturities                $  990,000   $      -
                                                          ==========   ========

                  SOLUTION TECHNOLOGY INTERNATIONAL, INC.
            NOTES TO REVIEWED FINANCIAL STATEMENTS (CONTINUED)
                        SEPTEMBER 30, 2004 AND 2003

NOTE 9-  LONG-TERM DEBT(CONTINUED)

         The approximate aggregate amount of all long-term debt maturities for the next five years ending September 30, 2004 is a follows:

                2005            $   410,000
                2006                460,000
                2007                330,000
                2008                200,000
                                -----------
                                $ 1,400,000
                                ===========

NOTE 10- INTELLECTUAL PROPERTY

         Costs incurred in creating products are charged to expense when incurred as research and development until technological feasibility is established upon completion of a working model. Thereafter, all software production costs are capitalized and subsequently reported at the lower of unamortized cost or net realizable value. Capitalized costs are amortized based on current and future revenue for each product with an annual minimum equal to the straight-line amortization over the remaining estimated economic life of the product.


         In accordance with SFAS No. 2, "Accounting for Research and Development Costs", SFAS No. 68, "Research and Development Arrangements", and SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed", technological feasibility for the product was established on January 1, 2001 with completion of the working model.

         All costs subsequent to this date have been capitalized.
         Management on an annual basis determines impairment on their intangible assets as they have an indefinite life.

                  SOLUTION TECHNOLOGY INTERNATIONAL, INC.
            NOTES TO REVIEWED FINANCIAL STATEMENTS (CONTINUED)
                        SEPTEMBER 30, 2004 AND 2003

NOTE 11- OBLIGATIONS UNDER CAPITAL LEASE

         The Company is the lessee of computer equipment and office equipment under capital leases expiring during the fiscal period ended September 30, 2006. The leases are collateralized by the equipment.

         Minimum lease payments under capital leases are as follows:

         Fiscal Period Ended
            September 30,
            -------------
                2005                            $ 3,247
                2006                              2,706
                                                -------
                                                  5,953


         Less: amounts representing interest       (791)
         Less: current portion                   (2,637)
                                                 ------

                Long-term portion              $  2,525
                                               ========

NOTE 12- OPERATING LEASE

         The Company has a facility lease for office space and equipment leases with various expiration dates through the fiscal period ended September 30, 2006. The office lease contains a four percent yearly escalation clause along with the Company paying taxes, insurance and utilities. Monthly payments for all leases range from $99 to $6,808 per month.

         Minimum lease payments under operating leases are as follows:

         Fiscal Period Ended
            September 30,
            -------------
                2005                            $ 72,075
                2006                              61,950
                                                --------
                                               $ 134,025
                                               =========

                  SOLUTION TECHNOLOGY INTERNATIONAL, INC.
            NOTES TO REVIEWED FINANCIAL STATEMENTS (CONTINUED)
                        SEPTEMBER 30, 2004 AND 2003

NOTE 13- ACCRUED COMPENSATION

         The Company as of September 30, 2004 and 2003 has accrued compensation to an officer in the amount of $125,103 and $148,603, respectively.

NOTE 14- STOCKHOLDERS' DEFICIT

         COMMON STOCK

         As of September 30, 2004 and 2003, the Company has 500,000,000 shares and 20,000,000 shares of common stock authorized, respectively and 46,230,154 and 1,952,895 pre-split, and 39,057,900 post-split, issued and outstanding, respectively. The par value of the common stock is $.001.

         The Company prior to October 10, 2002 had 150,000 shares authorized and 130,199 shares issued and outstanding. The Company then increased the authorized level of common shares to 20,000,000 that the board of directors approved and a corresponding 15:1 forward stock split increasing the issued and outstanding shares to 1,952,985 pre-split and 39,057,900 post-split. Additionally, the Board of Directors approved a change in the par value of the common stock to $.001 from no par value. The Company then increased the authorized level of common shares to 500,000,000 that the Board of Directors approved and a corresponding 20:1 forward stock split increasing the issued and outstanding shares to 39,059,700. Additionally, the Company issued 7,170,454 shares for consulting services in the obtaining of convertible debenture financing bringing the total number of outstanding shares to 46,230,154. This stock was valued at $150,000.

NOTE 15- PROVISION FOR INCOME TAXES

         Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

                  SOLUTION TECHNOLOGY INTERNATIONAL, INC.
            NOTES TO REVIEWED FINANCIAL STATEMENTS (CONTINUED)
                        SEPTEMBER 30, 2004 AND 2003

NOTE 15- PROVISION FOR INCOME TAXES (CONTINUED)

         At September 30, 2004, deferred tax assets consist of the following:

         Net operating loss carry-forwards        $ 1,392,424
         Less:  valuation allowance               (1,392,424)
                                                  -----------
                                                  $       -0-
                                                  ===========

         At September 30, 2004, the Company had deficits accumulated in the approximate amount of $3,978,354, available to offset future taxable income through 2023. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 16- GOING CONCERN

         As shown in the accompanying financial statements the Company has sustained net operating losses for the nine months ended September 30, 2004 and years ended December 31, 2003 and 2002. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations.

         Management believes that the Company's capital requirements will depend on many factors including the success of the Company's sales efforts. The Company is in the process of filing a registration statement with the Securities and Exchange
         Commission in order to raise 12 million dollars to enable the Company to expand and carry out its business plan.

         The financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

                     SOLUTION TECHNOLOGY INTERNATIONAL, INC.
                              FINANCIAL STATEMENTS
                      YEAR ENDED DECEMBER 31, 2003 AND 2002

                          INDEX TO FINANCIAL STATEMENTS

                                                                      Page(s)
                                                                      -------

Report of Independent Registered Public Accounting Firm                  F-21

Balance Sheets as of December 31, 2003 and 2002                          F-22

Statements of Operations for the Years Ended
   December 31, 2003 and 2002                                            F-23

Statements of Changes in Stockholders' Equity (Deficit) for the
   Years Ended December 31, 2003 and 2002                                F-24

Statements of Cash Flows for the Year Ended
    December 31, 2003 and 2002                                           F-25

Notes to Financial Statements                                        F-26 - F-41

                        BAGELL, JOSEPHS & COMPANY, L.L.C.
                          Certified Public Accountants

                               High Ridge Commons
                                 Suites 400-403
                           200 Haddonfield Berlin Road
                           Gibbsboro, New Jersey 08026
                        (856) 346-2828 Fax (856) 346-2882

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Solution Technology International, Inc.
Fredrick, Maryland

We have audited the accompanying balance sheets of Solution Technology International, Inc. (the "Company") as of December 31, 2003 and 2002 and the related statements of operations, changes in stockholders' (deficit), and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 13. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solution Technology International, Inc. as of December 31, 2003 and 2002, and the results of its statements of operations, changes in stockholders' equity (deficit), and cash flows for the years ended in conformity with accounting principles generally accepted in the United States of America.

BAGELL, JOSEPHS & COMPANY, L.L.C.
BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants
Gibbbsboro, New Jersey

July 14, 2004

             MEMBER OF:  AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                         NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS NEW YORK STATE SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS

                    SOLUTION TECHNOLOGY INTERNATIONAL, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002

                                                                                 2003            2002
                                                                                 ----            ----
                                    ASSETS
                                    ------

Current Assets:
  Cash and cash equivalents                                                 $     20,884    $        907
  Accounts receivable, net                                                        11,055          71,749
  Prepaid expenses and other current assets                                           --          17,767
                                                                            ------------    ------------

    Total Current Assets                                                          31,939          90,423
                                                                            ------------    ------------

  Fixed assets, net of depreciation                                               66,212          87,337
                                                                            ------------    ------------

Other Assets:
  Intangible assets, net                                                         961,229         961,229
  Security deposits                                                                7,065           7,065
                                                                            ------------    ------------

    Total Other Assets                                                           968,294         968,294
                                                                            ------------    ------------

TOTAL ASSETS                                                                $  1,066,445    $  1,146,054
                                                                            ============    ============

                  LIABILITIES AND STOCKHOLDERS' (DEFICIT)
                  ---------------------------------------

LIABILITIES
Current Liabilities:
  Note payable                                                              $    795,000    $    665,000
  Notes payable - bank                                                                --           5,103
  Line of credit                                                                      --         105,000
  Revolving promissory note                                                      750,000              --
  Current portion of obligations under capital lease                               8,433          10,145
  Accounts payable and accrued expenses                                          153,132         456,273
                                                                            ------------    ------------

      Total Current Liabilities                                                1,706,565       1,241,521
                                                                            ------------    ------------

Long-term Liabilities:
  Deferred compensation                                                          136,103          52,775
  Obligations under capital lease, net of current maturities                       4,540          12,973
                                                                            ------------    ------------

      Total Long-term Liabilities                                                140,643          65,748
                                                                            ------------    ------------

      Total Liabilities                                                        1,847,208       1,307,269
                                                                            ------------    ------------

STOCKHOLDERS' (DEFICIT)
  Common stock, $.001 Par Value; 20,000,000 shares authorized
    (increased to 500,000,000 in 2004) and 1,952,985 shares pre-split and
    39,059,700 shares post-split issued and outstanding                            1,953           1,953
  Additional paid-in capital                                                   2,219,488       2,219,488
  Accumulated deficit                                                         (3,002,204)     (2,382,656)
                                                                            ------------    ------------

      Total Stockholders' (Deficit)                                             (780,763)       (161,215)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)                               $  1,066,445    $  1,146,054
                                                                            ============    ============

    The accompanying notes are an integral part of the financial statements.

                     SOLUTION TECHNOLOGY INTERNATIONAL, INC.
                            STATEMENTS OF OPERATIONS
                  FOR THE YEAR ENDED DECEMBER 31, 2003 AND 2002

                                                    2003             2002
                                               -------------    -------------

OPERATING REVENUES
  Sales                                        $   1,309,686    $   2,400,930
                                               -------------    -------------

COST OF SALES
   Development costs                                 265,394        1,191,767
   Compensation expense                              417,531          470,355
   Other costs                                         5,375           61,429
                                               -------------    -------------
       Total Cost of Sales                           688,300        1,723,551
                                               -------------    -------------

GROSS PROFIT                                         621,386          677,379
                                               -------------    -------------

OPERATING EXPENSES
   Compensation expense                              646,691          515,135
   Professional fees                                 155,970          136,437
   Rent expense                                       85,798           85,214
   Other general and administrative expenses         186,181          215,780
   Depreciation and amortization                      21,125           27,825
                                               -------------    -------------
       Total Operating Expenses                    1,095,765          980,391
                                               -------------    -------------

LOSS BEFORE OTHER INCOME (EXPENSE)                  (474,379)        (303,012)

OTHER INCOME (EXPENSE)
   Loss on disposal of fixed assets                       --          (13,002)
   Interest income                                     1,214            2,997
   Interest expense                                 (146,383)         (35,019)
                                               -------------    -------------
       Total Other Income (Expense)                 (145,169)         (45,024)
                                               -------------    -------------

NET LOSS BEFORE PROVISION FOR INCOME TAXES          (619,548)        (348,036)
Provision for Income Taxes                                --               --
                                               -------------    -------------

NET LOSS APPLICABLE TO COMMON SHARES           $    (619,548)   $    (348,036)
                                               =============    =============

NET LOSS PER BASIC AND DILUTED SHARES          $       (0.02)   $       (0.01)
                                               =============    =============

WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING (POST SPLIT)               39,059,700       39,059,700
                                               =============    =============

    The accompanying notes are an integral part of the financial statements.

                     SOLUTION TECHNOLOGY INTERNATIONAL, INC.
             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                  FOR THE YEAR ENDED DECEMBER 31, 2003 AND 2002

                                                                   Additional
                                            Common Stock            Paid-in      Accumulated
                                          Shares      Amount        Capital        Deficits          Total
                                        ---------   -----------   -----------   --------------    -----------
Balance December 31, 2001           (1) 1,952,985   $     1,953   $ 2,219,488   $   (2,034,620)   $   186,821

Net loss for the year                          --            --            --         (348,036)      (348,036)
                                        ---------   -----------   -----------   --------------    -----------

Balance December 31, 2002           (1) 1,952,985         1,953     2,219,488       (2,382,656)      (161,215)

Net loss for the year                          --            --            --         (619,548)      (619,548)
                                        ---------   -----------   -----------   --------------    -----------

Balance December 31, 2003           (1) 1,952,985   $     1,953   $ 2,219,488   $   (3,002,204)   $  (780,763)
                                        =========   ===========   ===========   ==============    ===========

(1) In 2004, there was a 20:1 stock split which increased the number of issued and outstanding common shares to 39,059,700.

    The accompanying notes are an integral part of the financial statements.

                     SOLUTION TECHNOLOGY INTERNATIONAL, INC.
                            STATEMENTS OF CASH FLOWS
                  FOR THE YEAR ENDED DECEMBER 31, 2003 AND 2002

                                                                                        2003               2002
                                                                                      ---------          ---------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                           $(619,548)         $(348,036)
                                                                                      ---------          ---------

   Adjustments to reconcile net loss to net cash
     used in operating activities:
     Depreciation and amortization                                                       21,125             27,825
      Loss on disposition of fixed assets                                                     -             13,002

  Changes in assets and liabilities
     Decrease in accounts receivable                                                     60,694            (42,579)
     (Increase) decrease in prepaid expenses and other assets                            17,767            (16,667)
     (Decrease) in deferred income                                                                        (300,000)
     (Decrease) in deferred compensation                                                 83,328             (5,559)
     Increase in accounts payable and
       and accrued expenses                                                            (303,141)           372,101
                                                                                      ---------           --------
     Total adjustments                                                                 (120,227)            48,123
                                                                                      ---------           --------

     Net cash (used in) operating activities                                           (739,775)          (299,913)
                                                                                      ---------           --------

CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisitions of intangible assets                                                          -           (571,252)
   Acquisitions of fixed assets                                                               -             (6,826)
                                                                                      ---------           --------

      Net cash (used in) investing activities                                                 -           (578,078)
                                                                                      ---------           --------

CASH FLOWS FROM FINANCING ACTIVITES
    Proceeds from revolving promissory note                                             750,000                  -
    Proceeds from line of credit                                                              -            105,000
    Payment on line of credit                                                          (105,000)                 -
    Proceeds from note payable                                                          200,000            665,000
    Payments of notes payable                                                           (70,000)                 -
    Payments of notes payable - bank                                                     (5,103)          (115,723)
    Payments of obligations under capital lease                                         (10,145)           (13,520)
                                                                                      ---------           --------

       Net cash provided by financing activities                                        759,752            640,757
                                                                                      ---------           --------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                                                           759,752           (237,234)

CASH AND CASH EQUIVALENTS -
    BEGINNING OF PERIOD                                                                     907            238,141
                                                                                      ---------           --------

CASH AND CASH EQUIVALENTS - END OF PERIOD                                             $ 760,659              $ 907
                                                                                      =========           ========

CASH PAID DURING THE YEAR FOR:
    Interest expense                                                                  $ 132,367           $ 35,019
                                                                                      =========           ========

    The accompanying notes are an integral part of the financial statements.

                     SOLUTION TECHNOLOGY INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE 1- ORGANIZATION AND BASIS OF PRESENTATION

      Solution Technology International, Inc. (the "Company") incorporated in Delaware on April 27, 1993, is a software product company based in Frederick, Maryland offering an enterprise solution for the global insurance and reinsurance industry. The Company has created complex reinsurance algorithms and methodologies to support automation of complex technical accounting methods and claims recovery processes. The Company has also developed sophisticated expert underwriting methods and trend analysis tools that support the insurance and reinsurance industries.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Cash and Cash Equivalents

      The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

      The Company maintains cash and cash equivalents with a financial institution that periodically exceed the limit of insurability under Federal Deposit Insurance Corporation.

      Identified Intangible Assets

      Intellectual property assets represent technology and are amortized over the periods of benefit, ranging from two to ten years, generally on a straight-line basis.

      Identified intangible assets are regularly reviewed to determine whether facts and circumstances exist which indicate that the useful life is shorter than originally estimated or the carrying amount of assets may not be recoverable. The Company assesses the recoverability of its identifiable intangible assets by comparing the projected discounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.

      Start-up Costs

      In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-up Activities", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

                     SOLUTION TECHNOLOGY INTERNATIONAL, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2003 AND 2002

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Revenue Recognition

      The Company records its transactions under the accrual method of accounting whereby income is recognized when the services are billed rather than when the fees are collected, and costs and expenses are recognized in the period they are incurred rather than when paid.

      The Company is a software product company who has developed a software package to help insurance and reinsurance companies in their claims recovery process.

      In 2002, the Company entered into an agreement with the Swiss Pool for Aviation Insurance ("SPL") and recorded revenue under this agreement for license and hosting services rendered. SPL consists of a pool of approximately 26 insurance and reinsurance companies.

      The Company accounts for the licensing of software in accordance with the American Institute of Certified Public Accountants Statement of Position
      (SOP) 97-2, "Software Revenue Recognition." The Company recognizes revenue when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the sales price is fixed or determinable; and (iv) the ability to collect is reasonably assured. For software arrangements with multiple elements, revenue is recognized dependent upon whether vendor-specific objective evidence (VSOE) of fair value exists for each of the elements. When VSOE does not exist for all the elements of a software arrangement and the only undelivered element is post-contract customer support (PCS), the entire licensing fee is recognized ratably over the contract period. Revenue attributable to undelivered elements, including technical support, is based on the average sales price of those elements, when sold separately, and is recognized ratably on a straight-line basis over the products life cycle. PCS revenue is recognized ratably over the contract period. Shipping charges billed to customers are included in revenue and the related shipping costs are included in cost of sales.

      Income Taxes

      The income tax benefit is computed on the pretax loss based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates. No benefit is reflected for the year ended December 31, 2003 and 2002, respectively.

      Fair Value of Financial Instruments

      The carrying amounts reported in the balance sheets for cash and cash equivalents, and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

                     SOLUTION TECHNOLOGY INTERNATIONAL, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2003 AND 2002

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Advertising Costs

      The Company expenses the costs associated with advertising as incurred. Advertising expenses are included in the statements of operations for the years ended December 31, 2003 and 2002.

      Fixed Assets

      Furniture and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

      When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments.

      Accounts Receivable

      The Company conducts business and extends credit based on an evaluation of the customers' financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

      Earnings (Loss) Per Share of Common Stock

      Historical net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common share amounts have been retroactively adjusted for the 20:1 stock split that occurred in 2004. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

      The following is a reconciliation of the computation for basic and diluted
      EPS:

                     SOLUTION TECHNOLOGY INTERNATIONAL, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2003 AND 2002

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Earnings (Loss) Per Share of Common Stock (Continued)

                                   December 31,  December 31,
                                      2003          2002
                                   ----------    ----------
Net loss                          $  (619,548)  $  (348,036)

Weighted-average common shares
Outstanding (Basic)                39,059,700    39,059,700

Weighted-average common stock
Equivalents
    Stock options -                        --            --
    Warrants -                             --            --
                                   ----------    ----------

Weighted-average common shares
Outstanding (Diluted)              39,059,700    39,059,700

      Options and warrants outstanding to purchase stock were not included in the computation of diluted EPS for December 31, 2003 and 2002 because inclusion would have been antidilutive.

      Goodwill and Other Intangible Assets

      In June 2001, the FASB issued Statement No. 142 "Goodwill and Other Intangible Assets". This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements.

                     SOLUTION TECHNOLOGY INTERNATIONAL, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2003 AND 2002

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Stock-Based Compensation

      Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", and related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS 123 and has adopted the enhanced disclosure provisions of SFAS No. 148 "Accounting for Stock-Based Compensation- Transition and Disclosure, an amendment of SFAS No. 123".

      The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. In each of the periods presented, the vesting period was the period in which the options were granted. All options were expensed to compensation in the period granted rather than the exercise date.

      The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

                     SOLUTION TECHNOLOGY INTERNATIONAL, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2003 AND 2002

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Recent Accounting Pronouncements

      On October 3, 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), that is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB's new rules on asset impairment supersede SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and portions of Accounting Principles Board Opinion 30, "Reporting the Results of Operations." This Standard provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. This Standard also requires expected future operating losses from discontinued operations to be displayed in the period (s) in which the losses are incurred, rather than as of the measurement date as presently required.

      In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. This statement rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that statement, SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers," and SFAS No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements". This statement amends SFAS No. 13, "Accounting for Leases", to eliminate inconsistencies between the required accounting for sales-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sales-leaseback transactions.

      Also, this statement amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. Provisions of SFAS No. 145 related to the rescissions of SFAS No. 4 were effective for the Company on November 1, 2002 and provisions affecting SFAS No. 13 were effective for transactions occurring after May 15, 2002. The adoption of SFAS No. 145 did not have a significant impact on the Company's results of operations or financial position.

                     SOLUTION TECHNOLOGY INTERNATIONAL, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2003 AND 2002

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Recent Accounting Pronouncements (Continued)

      In June 2003, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". This statement covers restructuring type activities beginning with plans initiated after December 31, 2002. Activities covered by this standard that are entered into after that date will be recorded in accordance with provisions of SFAS No. 146. The adoption of SFAS No. 146 did not have a significant impact on the Company's results of operations or financial position.

      In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123"("SFAS 148"). SFAS 148 amends FASB Statement No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting", to require disclosure about those effects in interim financial information. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002. The Company will continue to account for stock-based employee compensation using the intrinsic value method of APB Opinion No. 25, "Accounting for Stock Issued to Employees," but has adopted the enhanced disclosure requirements of SFAS 148.

      In April 2003, the FASB issued SFAS Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Most provisions of this Statement should be applied prospectively. The adoption of this statement did not have a significant impact on the Company's results of operations or financial position.

                     SOLUTION TECHNOLOGY INTERNATIONAL, INC.
                         NOTES TO FINANCIAL STATEMENTS
                     (CONTINUED) DECEMBER 31, 2003 AND 2002

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Recent Accounting Pronouncements (Continued)

      In May 2003, the FASB issued SFAS Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement did not have a significant impact on the Company's results of operations or financial position.

      In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The recognition requirements are effective for guarantees issued or modified after December 31, 2002 for initial recognition and initial measurement provisions. The adoption of FIN 45 did not have a significant impact on the Company's results of operations or financial position.

      In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51". FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have a significant impact on the Company' results of operations or financial position.

                     SOLUTION TECHNOLOGY INTERNATIONAL, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2003 AND 2002

NOTE 3- FIXED ASSETS

      Property and equipment as of December 31, 2003 and 2002 were as follows:

                                    Estimated
                                     Useful
                                  Lives (Years)
                                  -------------
                                                          2003        2002
                                                          ----        ----
      Furniture and fixtures             7             $23,268     $23,268
      Machinery and equipment           3-7             80,016      80,016
      Leasehold improvements             39             11,870      11,870
      Vehicles                           5              26,908      26,908
                                                        ------      ------

                                                       142,062     142,062
      Less: accumulated depreciation                    75,850      54,725
                                                        ------      ------
      Property and equipment, net                     $ 66,212    $ 87,337
                                                      ========    ========

      There was $21,125 and $27,825 charged to operations for depreciation expense for the years ended December 31, 2003 and 2002, respectively.

NOTE 4- NOTES PAYABLE


      The Company entered into an agreement with the SPL whereby SPL advanced the Company under their Master SurSite Agreement, a license/hosting fee and associated professional service fees. Advanced fees were recognized as both revenue to the Company for achieving certain benchmarks in accordance with the agreement, and certain fees were advances to be repaid due to contractual obligations to SPL. The original terms were for the advances to be repaid in a period not to exceed five years, no interest. In 2004, interest started accruing at 2.5% annually. The Company originally was advanced $700,000 from June 2002 through October 2002, and credited one quarterly maintenance fee of $35,000 in 2002 and two quarterly maintenance fees totaling $70,000 in 2003. Additionally, SPL advanced another $200,000 in 2003 at 9% interest annually. Interest expense on this portion for the year ended December 31, 2003 was $10,347. The note payable balance due at December 31, 2003 and 2002 was $795,000 and $665,000, respectively. All amounts are included as current liabilities due to the fact that these amounts are due on demand.

                     SOLUTION TECHNOLOGY INTERNATIONAL, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2003 AND 2002

NOTE 5- NOTES PAYABLE - BANK

      The Company during 2003 and 2002 maintained a $200,000 Line of Credit with two banks. The Company would borrow funds from time to time for working capital needs. Interest on the lines of credit were variable at prime rate plus 2.5%. The balance at December 31, 2003 and 2002 was $0 and $105,000, respectively. Interest for the years ended December 31, 2003 and 2002 was $469 and $3,291, respectively.

NOTE 6- REVOLVING PROMISSORY NOTE

      The Company entered into a revolving promissory note agreement (the "Agreement") with Crosshill Georgetown Capital, L.P. ("Crosshill") on January 10, 2003. Pursuant to the Agreement, Crosshill loaned the Company $750,000 which matures upon the earlier of the Company closing on an equity raise of not less than $2,000,000 or July 10, 2003, which has been amended on three occasions through March 31, 2004. The note accrued interest at 12% annually. The Company has the full $750,000 outstanding at December 31, 2003. Interest expense for the year ended December 31, 2003 is $102,588 due to added interest payments due to late payments made by the Company.

      The amounts are secured by a Loan and Security Agreement and an Intellectual Property Security Agreement. In addition, the Company issued 930,245 warrants pre-split and 18,604,900 post-split to Crosshill for inducement to enter into the Agreement. In accordance with the third amendment which established March 31, 2004 as the new maturity date, these warrants increase 60,000 pre-split and 1,200,000 post-split per month effective April 2004, should the Company fail to repay the note.

      Crosshill can purchase these warrants for $1 and other good and valuable consideration as defined in the Warrant Agreement. The warrants have a price of $.001 (the par value of the Company) and expire January 9, 2010.

NOTE 7- INTELLECTUAL PROPERTY

      Costs incurred in creating products are charged to expense when incurred as research and development until technological feasibility is established upon completion of a working model. Thereafter, all software production costs are capitalized and subsequently reported at the lower of unamortized cost or net realizable value. Capitalized costs are amortized based on current and future revenue for each product with an annual minimum equal to the straight-line amortization over the remaining estimated economic life of the product.

                     SOLUTION TECHNOLOGY INTERNATIONAL, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2003 AND 2002

NOTE 7- INTELLECTUAL PROPERTY (CONTINUED)

      In accordance with SFAS No. 2, "Accounting for Research and Development Costs", SFAS No. 68, "Research and Development Arrangements", and SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed", technological feasibility for the product was established on January 1, 2001 with completion of the working model.

      All costs subsequent to this date have been capitalized. Management on an annual basis determines impairment on their intangible assets as they have an indefinite life.

NOTE 8- OBLIGATIONS UNDER CAPITAL LEASE

      The Company is the lessee of computer equipment and office equipment under capital leases expiring during 2006. The leases are collateralized by the equipment.

      Minimum lease payments under capital leases at December 31, 2003, are as follows:

                                 2004                $  9,652
                                 2005                   3,247
                                 2006                   1,894
                                 ----                --------
                                                       14,793

               Less: amounts representing interest     (1,820)
               Less: current portion                   (8,433)
                                                     --------

               Long-term portion                     $  4,540

                     SOLUTION TECHNOLOGY INTERNATIONAL, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2003 AND 2002

NOTE 9- OPERATING LEASE

      The Company has a facility lease for office space and equipment leases with various expiration dates through 2006. The office lease contains a four percent yearly escalation clause along with the Company paying taxes, insurance and utilities. Monthly payments for all leases range from $99 to $6,808 per month.

      Minimum lease payments under operating leases at December 31, 2003, are as follows:

                           2004                   $  72,481
                           2005                      72,669
                           2006                      38,657
                                                     ------

                                                  $ 183,807
                                                  =========

NOTE 10- ACCRUED COMPENSATION

      The Company as of December 31, 2003 and 2002 has accrued compensation to an officer in the amount of $136,103 and $52,775, respectively. These amounts are reflected as current liabilities.

NOTE 11- STOCKHOLDERS' DEFICIT

      Common Stock

      As of December 31, 2003 and 2002, the Company has 20,000,000 shares of common stock authorized (increased to 500,000,000 in 2004) and 1,952,985 issued and outstanding. The par value of the common stock is $.001.

      The Company prior to October 10, 2002 had 150,000 shares authorized and 130,199 shares issued and outstanding pre-split and 39,059,700 post-split. The Company then increased the authorized level of common shares to 20,000,000 that the board of directors approved and a corresponding 15:1 forward stock split increasing the issued and outstanding shares to 1,952,985 pre-split and 39,059,700 post-split. Additionally, the board of directors approved a change in the par value of the common stock to $.001 from no par value. There were no other issuances or cancellations of stock during 2003 and 2002.

                     SOLUTION TECHNOLOGY INTERNATIONAL, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2003 AND 2002

NOTE 11- STOCKHOLDERS' DEFICIT (CONTINUED)

      Stock Options and Warrants

      The Company has authorized 600,000 shares pre-split and 12,000,000 post-split to be issued as options to employees of the Company. In addition, the Company from time to time has issued board resolutions to issue warrants to key personnel. Subsequent to December 31, 2003, the Company increased the authorized number of common shares to be issued as options to 1,500,000 pre-split and 30,000,000 post-split. As of December 31, 2003 and 2002, the Company had issued 224,786 pre-split and 4,495,720 post-split and 397,286 pre-split and 7,945,720 post-split options to officers, directors and employees, respectively.

      Under the Black-Scholes option pricing model, the total value of the stock options granted in 2003 and 2002 is charged to operations as these options are fully vested. SFAS No. 123, "Accounting for Stock-Based Compensation", encourages adoption of a fair-value-based method for valuing the cost of stock-based compensation. However, it allows companies to continue to use the intrinsic-value method for options granted to employees and disclose pro forma net loss.

      The following tables summarizes the activity of the Company's stock option plan. All share amounts and prices are reflected post-split:

                                                           Year Ended
                                                       December 31, 2003
                                               --------------------------------
                                                                    Weighted-
                                                                     average
                                                  Number of          exercise
                                                   Options            price
                                               --------------      ------------

       Outstanding - beginning of period           7,945,720           $0.10
       Granted                                       800,000            0.10
       Exercised/Expired                          (4,250,000)          (0.10)
                                               --------------      ------------

       Outstanding - end of period                 4,495,720           $0.10
                                               ==============

       Exercisable at end of period:               4,495,720           $0.10

                     SOLUTION TECHNOLOGY INTERNATIONAL, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2003 AND 2002

NOTE 11- STOCKHOLDERS' DEFICIT (CONTINUED)

      Stock Options and Warrants (Continued)

                                                   Year Ended
                                                December 31, 2002
                                           --------------------------
                                                           Weighted-
                                                Number      average
                                                  of       exercise
                                               Options       price
                                           -----------    -----------

       Outstanding - beginning of period             0    $       .00
       Granted                              10,946,260           0.10
       Exercised/Expired                    (3,000,540)         (0.10)
                                           -----------    -----------

       Outstanding - end of period           7,945,720    $      0.10
                                           ===========

       Exercisable at end of period:         7,945,720    $      0.10


      For disclosure purposes, the fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option-pricing model, which approximates fair value, with the following weighted-average assumptions used for stock options granted in 2003; no annual dividends, volatility of 60%, risk-free interest rate of 4.50%, and expected life of
      9.45 years.

      If compensation expense for the Company's stock-based compensation plans had been determined consistent with SFAS 123, the Company's net income and net income per share including pro forma results would have been the amounts indicated below:

                                                                    Year Ended December 31,
                                                                    -----------------------
                                                                      2003           2002
       Net loss:
         As reported                                              ($619,548)     ($348,036)
         Total stock-based employee compensation
            expense determined under fair value based
            method for all awards, net of related tax effects       (53,869)      (243,783)
                                                                  ---------      ---------
                                                                  ($673,417)     ($591,819)
          Pro forma
       Net loss per share:
          As reported:
             Basic                                                  ( $0.02)        ($0.01)
             Diluted                                                 ($0.02)        ($0.01)
          Pro forma:
             Basic                                                   ($0.02)        ($0.02)
             Diluted                                                 ($0.02)        ($0.02)

                     SOLUTION TECHNOLOGY INTERNATIONAL, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2003 AND 2002

NOTE 11- STOCKHOLDERS' DEFICIT (CONTINUED)

      Stock Options and Warrants (Continued)

      The Company has 930,245 stock warrants pre-split and 18,604,900 post-split outstanding as of December 31, 2003. There were no warrants issued during 2002. In 2003 the Company issued 930,245 warrants pre-split and 18,604,900 post-split and valued them in accordance with the Black-Scholes pricing model.

      The Company has the following warrants exercisable for the purchase of its common stock. All share and price amounts are reflected post-split:

                                                                   Year Ended
      Exercise                                                    December 31,
       Price            Expiration Date                   2003            2002
       -----            ---------------                   ----            ----
       $0.05        January, 2010                      18,604,900            0
                                                       ----------        -----
                                                       18,604,900            0
                                                       ----------        -----
                   Weighted average exercise price          $0.05        $0.00
                                                            =====        =====

      In addition, all of these warrants are outstanding as of December 31, 2003.

NOTE 12- PROVISION FOR INCOME TAXES

      Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

      At December 31, 2003, deferred tax assets consist of the following:

      Net operating loss carryforwards        $1,000,000
      Less:  valuation allowance              (1,000,000)
                                              ----------
                                              $   -0-
                                              ==========

      At December 31, 2003, the Company had deficits accumulated in the approximate amount of $3,002,204, available to offset future taxable income through 2023. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

                     SOLUTION TECHNOLOGY INTERNATIONAL, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2003 AND 2002

NOTE 13- GOING CONCERN

      As shown in the accompanying financial statements the Company has sustained net operating losses for the years ended December 31, 2003 and 2002. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations.

      Management believes that the Company's capital requirements will depend on many factors including the success of the Company's sales efforts. The Company is in the process of filing a registration statement with the Securities and Exchange Commission in order to raise 12 million dollars to enable the Company to expand and carry out its business plan.

      The financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

NOTE 14- SUBSEQUENT EVENTS

      On June 28, 2004, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners was obligated to purchase $600,000 of secured convertible debentures from the Company. The $600,000 in debentures were purchased in June and August 2004.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification

         Our Certificate of Incorporation and Bylaws provide that we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

Securities and Exchange Commission Registration Fee            $    100
Printing and Engraving Expenses                                $  5,000
Accounting Fees and Expenses                                   $ 35,000
Legal Fees and Expenses                                        $ 50,000
Miscellaneous                                                  $ 25,000
                                                               --------
TOTAL                                                          $115,100
                                                               ========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES


         The Company has issued an aggregate of 30,000,000 options to purchase common stock under the terms of its 2002 Stock Incentive Plan. These options were issued in reliance on Rule 701 of the Securities Act of 1933. Options to purchase 29,850,000 shares of common stock are outstanding. Options to purchase 150,000 shares of common stock lapsed without exercise.


         The Company has issued Crosshill Georgetown Capital warrants to purchase 22,204,900 shares of the Company's common stock through a series of transactions, the most recent of which closed on June 30, 2004.

         In June 2004, the Company entered into a Note and Warrant Purchase Agreement with Michael Shor, pursuant to which, Mr. Shor received Warrants to purchase up to 4,000,000 shares of the Company's common stock.


         On June 29, 2004, the Company issued to Cornell Capital, $600,000 in convertible debentures, which were subsequently cancelled.


         On June 29, 2004, the Company issued to Mobilepro Corp., 5,121,855 shares of the Company's common stock pursuant to the terms of a Business Development Agreement. On that same date, the Company issued 2,048,599 shares to Lighthouse Advisors, Inc. pursuant to the terms of a Business Development Agreement.

         Except as otherwise noted, the securities described in this Item were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933. Each such issuance was made pursuant to individual contracts which are discrete from one another and are made only with persons who were sophisticated in such transactions and who had knowledge of and access to sufficient information about STI to make an informed investment decision. Among this information was the fact that the securities were restricted securities.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) The following exhibits are filed as part of this registration statement:


Exhibit No.     Description                                                   Location
-----------     -----------                                                   --------
3.1             Fourth Amended and Restated Certificate of Incorporation      Incorporated by reference to Exhibit 3.1
                                                                              to the Registrant's Registration Statement
                                                                              on form SB-2 filed on August 20, 2004

3.2             Bylaws of Registrant.                                         Incorporated by reference to Exhibit 3.2
                                                                              to the Registrant's Registration Statement
                                                                              on form SB-2 filed on August 20, 2004

4.1             2002 Stock Incentive Plan                                     Incorporated by reference to Exhibit 4.1
                                                                              to the Registrant's Registration Statement
                                                                              on form SB-2 filed on August 20, 2004

4.2             Warrant issued by the Company to Cornell Capital.             Incorporated by reference to Exhibit 4.2
                                                                              to the Registrant's Registration Statement
                                                                              on form SB-2 filed on August 20, 2004

5.1             Opinion of Schiff Hardin LLP                                  To be filed by amendment

10.1            Standby  Equity  Distribution  Agreement,  dated June 29,     Incorporated by reference to Exhibit 10.1
                2004, between the Company and Cornell Capital.                to the Registrant's Registration Statement
                                                                              on form SB-2 filed on August 20, 2004

10.2            Registration  Rights  Agreement,  dated  June  29,  2004,     Incorporated by reference to Exhibit 10.2
                between the Company and Cornell Capital.                      to the Registrant's Registration Statement
                                                                              on form SB-2 filed on August 20, 2004

10.3            Placement Agent Agreement,  dated June 29, 2004,  between     Incorporated by reference to Exhibit 10.3
                the Company and Newbridge Securities Corporation.             to the Registrant's Registration Statement
                                                                              on form SB-2 filed on August 20, 2004

10.4            Escrow  Agreement,  dated  June  29,  2004,  between  the     Incorporated by reference to Exhibit 10.4
                Company and Cornell Capital.                                  to the Registrant's Registration Statement
                                                                              on form SB-2 filed on August 20, 2004

10.5            Securities Purchase Agreement dated June 29, 2004,            Incorporated by reference to Exhibit 10.5
                between the Company and Cornell Capital                       to the Registrant's Registration Statement
                                                                              on form SB-2 filed on August 20, 2004

10.6            Investor Registration Rights Agreement dated June 29,         Incorporated by reference to Exhibit 10.6
                2004, between the Company and Cornell Capital                 to the Registrant's Registration Statement
                                                                              on form SB-2 filed on August 20, 2004

10.7            Security Agreement dated June 29, 2004, between the           Incorporated by reference to Exhibit 10.7
                Company and Cornell Capital                                   to the Registrant's Registration Statement
                                                                              on form SB-2 filed on August 20, 2004

10.8            Irrevocable Transfer Agent Instructions dated June 29,        Incorporated by reference to Exhibit 10.8
                2004.                                                         to the Registrant's Registration Statement
                                                                              on form SB-2 filed on August 20, 2004

10.9            Business Development Agreement between the Company and        Incorporated by reference to Exhibit 10.11
                Mobilepro Corp., dated June 29, 2004.                         to the Registrant's Registration Statement
                                                                              on form SB-2/A filed on November 12, 2004

10.9            Business Development Agreement between the Company and        Incorporated by reference to the Registrant's
                Lighthouse Advisors, Inc., dated June 29, 2004.               Registration Statement on form SB-2/A filed
                                                                              November 12, 2004

10.10           Escrow Agreement, dated June 29, 2004, between the Company    Incorporated by reference to Exhibit 10.13
                and Cornell Capital.                                          to the Registrant's Registration Statement
                                                                              on form SB-2 filed on August 20, 2004

10.11           Note and Warrant Purchase Agreement dated June 3, 2004 by     Provided herewith
                and between the Company and Michael Schor.

10.12           Revolving Note Purchase Agreement dated January 1, 2004 by    Provided herewith
                and between the Company and Birgitta Jonson.

10.13           Loan and Security Agreement, by and among Crosshill           To be filed by amendment
                Georgetown Capital, L.P., the Company and Dan Jonson,
                dated January 10, 2003.

10.14           First Amendment to Loan and Security Agreement, by and        To be filed by amendment
                among Crosshill Georgetown Capital, L.P., the Company and
                Dan Jonson, dated July 10, 2003.

10.15           Second Amendment to Loan and Security Agreement, by and       To be filed by amendment
                among Crosshill Georgetown Capital, L.P., the Company and
                Dan Jonson, dated October 10, 2003.

10.16           Third Amendment to Loan and Security Agreement, by and        To be filed by amendment
                among Crosshill Georgetown Capital, L.P., the Company and
                Dan Jonson.

23.1            Consent of Schiff Hardin LLP                                  To be filed by amendment

23.2            Consent of Bagell, Josephs & Company, L.L.C.                  To be filed by amendment

24.1            Power of Attorney                                             Included on signature page

ITEM 28.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in Frederick, Maryland.

                             SOLUTION TECHNOLOGY INTERNATIONAL, INC.


                             By: /s/ Dan Jonson
                                -----------------------------------------
                             Name:  Dan L. Jonson
                             Title: President, Chief Executive Officer
                                    (Principal Financial Officer and Principal
                                    Accounting Officer)


                             Date:  March 16, 2005


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.



/s/ Dan L. Jonson *                                               March 16, 2005
-----------------------
Dan L. Jonson            President, CEO and Director


/s/ Subhash C. Bhatia *                                           March 16, 2005
-----------------------
Subhash C. Bhatia        Director


/s/ Andrew Larsen *                                               March 16, 2005
-----------------------
Andrew Larsen            Director


/s/ Michael Shor *                                                March 16, 2005
-----------------------
Michael Shor             Director


/s/ Mark D. Spaeth *                                              March 16, 2005
-----------------------
Mark D. Spaeth           Director


*By: /s/ Dan L. Jonson *
     -------------------------------
     Dan L. Jonson, Attorney-in-fact
     March 16, 2005